Exhibit 4(i)

Dated March 11, 2005

(1)	THE NORTHERN TRUST COMPANY as Issuer

(2)	KREDIETBANK S.A. LUXEMBOURGEOISE as Fiscal Agent

(3)	KREDIETBANK S.A. LUXEMBOURGEOISE as Paying Agent

(4)	BROWN SHIPLEY & CO LIMITED as Paying Agent

FISCAL AGENCY AGREEMENT

LONDON

1.	Interpretation	1

2.	Appointment of the Paying Agents	4

3.	The Notes	4

4.	Replacement Notes and Coupons	7

5.	Payments to the Agent	8

6.	Payments to Noteholders	9

7.	Duties of the Agent	12

8.	Miscellaneous Duties of the Paying Agents	12

9.	Fees and Expenses	14

10.	Terms of Appointment	15

11.	Changes in Paying Agents	17

12.	Notices	19

13.	Law and Jurisdiction	21

14.	Modification	21

15.	Counterparts	21

16.	Contracts (Rights of Third Parties) Act 1999	22

Schedules

1.	Form of Temporary Global Notes for the Senior and Subordinated Notes

2.	Form of Permanent Global Notes for the Senior and Subordinated Notes

3.	Form of Definitive Notes and Coupons for the Senior and Subordinated Notes

4.	Terms and Conditions of the Senior/Subordinated Notes

5.	Provisions for Meetings of the Noteholders

6.	Specified Offices of the Paying Agents

THIS AGREEMENT is dated March 11, 2005 and made between:

(1)	THE NORTHERN TRUST COMPANY a banking corporation organised under the laws of the State of Illinois (the "Issuer");

(2)	KREDIETBANK S.A. LUXEMBOURGEOISE as fiscal agent (the "Agent");

(3)	KREDIETBANK S.A. LUXEMBOURGEOISE and BROWN SHIPLEY & CO LIMITED each as paying agent (together with the Agent, the "Paying Agents").

BACKGROUND:

(A)	The Issuer has authorised the creation and issue of Sterling 100,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2010 (the "Senior Notes"), and Sterling 150,000,000 in aggregate principal amount of 5.375 per cent. Subordinated Notes due 2015 (the "Subordinated Notes" and, together with the Senior Notes, the "Notes").

(B)	The Notes will be in bearer form and issued in denominations of Sterling 50,000. The Notes will initially be in the form of a temporary global note for each of the Senior Notes and the Subordinated Notes (each the "Temporary Global Note"), interests in which will be exchangeable for interests in a permanent global note for each of the Senior Notes and the Subordinated Notes (each the "Permanent Global Note") in the circumstances specified in the Temporary Global Note. Each Permanent Global Note will in turn be exchangeable for notes in definitive form ("Definitive Notes"), with interest coupons ("Coupons") attached, only in certain limited circumstances specified in such Permanent Global Note. The Issuer will, in relation to the Notes insofar as represented by the respective Permanent Global Notes, enter into a deed of covenant dated March 11, 2005 (as amended or supplemented from time to time, the "Deed of Covenant").

(C)	The Issuer has made an application to the Luxembourg Stock Exchange for the Notes issued to be listed on the Luxembourg Stock Exchange.

(D)	In connection with such application, the Issuer has prepared an offering circular dated March 8, 2005 in connection with the Senior Notes (the "Senior Notes Offering Circular") and an offering circular dated March 8, 2005 in connection with the Subordinated Notes (the "Subordinated Notes Offering Circular" and, together with the Senior Notes Offering Circular, the "Offering Circular").

(E)	The Issuer and the Paying Agents wish to record certain arrangements which they have made in relation to the Notes.

IT IS AGREED that:

1.	INTERPRETATION

1.1	Definitions

In this Agreement the following expressions have the following meanings:

"Agent" means Kredietbank S.A. Luxembourgeoise or any successor thereto appointed from time to time in accordance with Clause 11 (Changes in Paying Agents) or any of its Successors;

"Business Day" means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business in London;

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme, Luxembourg;

"Conditions" means the Terms and Conditions of the Senior Notes or the Terms and Conditions of the Subordinated Notes, as the case may be, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof;

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

"Exchange Date" means the first day following the expiry of 40 days after the issue of the Notes;

"Local Banking Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Agent has its Specified Office;

"Local Time" means the time in the city in which the Agent has its Specified Office;

"London Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business in London;

"Noteholders" means the holders of the Notes for the time being;

"Paying Agents" means the Paying Agents and includes any successors thereto appointed from time to time in accordance with Clause 11 (Changes in Paying Agents) and any of their respective Successors and "Paying Agent" means any one of the Paying Agents;

"Required Paying Agent" means any Paying Agent (which may be the Agent) which is the sole remaining Paying Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent;

"Specified Office" means, in relation to any Paying Agent:

(a)	the office specified against its name in Schedule 6 (Specified Offices of the Paying Agents); or

(b)	such other office as such Paying Agent may specify in accordance with Clause 11.8 (Changes in Specified Offices);

"Successor" means, in relation to any person, an assignee or successor in title of such person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such person under this Agreement or to which under such laws the same have been transferred;

2

"£" and "Sterling" means the lawful money for the time being of the United Kingdom;

"Terms and Conditions of the Senior Notes" means the terms and conditions of the Senior Notes (as scheduled to this Agreement and as modified from time to time in accordance with their terms); and

"Terms and Conditions of the Subordinated Notes" means the terms and conditions of the Subordinated Notes (as scheduled to this Agreement and as modified from time to time in accordance with their terms).

1.2	Meaning of outstanding

For the purposes of this Agreement (but without prejudice to its status for any other purpose), a Note shall be considered to be "outstanding" unless one or more of the following events has occurred:

(a)	it has been redeemed in full and has been cancelled in accordance with Condition 5 (Redemption and Purchase);

(b)	the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Agent and remain available for payment against presentation and surrender of such Note or (as the case may be) the relevant Coupons;

(c)	all claims for principal and interest in respect of such Note have become void under Condition 9 (Prescription);

(d)	it has been mutilated or defaced, or is alleged to have been lost, stolen or destroyed, and has been replaced pursuant to Condition 11 (Replacement of Notes); or

(e)	for the purposes of Schedule 5 (Provisions for Meetings of the Noteholders) only, it is held by, or by any person for the benefit of, the Issuer;

Provided, however, that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) Condition 12 (Meetings of Noteholders and Modifications) and Schedule 5 (Provisions for Meetings of the Noteholders), those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any subsidiary or affiliate of it) for the benefit of the Issuer or any subsidiary or affiliate of it shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

1.3	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or a sub-clause hereof or a schedule hereto.

1.4	Principal and interest

In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the relevant Conditions.

3

1.5	Other Agreements

All references in this Agreement to an agreement, instrument or other document (including the Deed of Covenant and Offering Circular) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time.

1.6	Terms defined in the Conditions

Terms and expressions used but not defined herein have the respective meanings given to them in the relevant Conditions.

1.7	Statutes

Any reference in this Agreement to a statute, any provision thereof or to any statutory instrument, order or regulation made thereunder shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

1.8	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENT OF THE PAYING AGENTS

2.1	Appointment

The Issuer appoints each Paying Agent (at its respective Specified Office) as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Paying Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the Conditions of the Notes and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

3.	THE NOTES

3.1	Temporary Global Notes

Each Temporary Global Note shall:

(a)	be in substantially the form set out in Schedule 1 (Form of Temporary Global Notes);

(b)	have the Conditions attached thereto, or incorporated by reference therein; and

(c)	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Agent.

4

3.2	Permanent Global Notes

Each Permanent Global Note shall:

(a)	be in substantially the form set out in Schedule 2 (Form of Permanent Global Notes);

(b)	have the Conditions attached thereto, or incorporated by reference therein; and

(c)	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Agent.

3.3	Definitive Notes

Each Definitive Note shall:

(a)	be in substantially the form set out in Schedule 3 (Form of Definitive Notes) and have attached to it Coupons in substantially the form set out therein;

(b)	be security printed in accordance with all applicable legal and stock exchange requirements;

(c)	have a unique certificate number printed thereon;

(d)	have the Conditions endorsed thereon, or attached thereto incorporated by reference therein;

(e)	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Agent; and

(f)	otherwise be in accordance with the customary practice of, and format used in, the international Eurobond market.

3.4	Signatures

Any signature on a Note shall be that of a person who is at the time of the creation and issue of the Notes an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Note is delivered.

3.5	Availability

The Issuer shall arrange for each unauthenticated Permanent Global Note to be made available to or to the order of the Agent not later than 10 days before the Exchange Date. If the Issuer is required to deliver Definitive Notes pursuant to the terms of the relevant Permanent Global Note, the Issuer shall arrange for Sterling 100,000,000 in aggregate principal amount of unauthenticated Definitive Notes in respect of the Senior Notes and Sterling 150,000,000 in aggregate principal amount of unauthenticated Definitive Notes in respect of the Subordinated Notes to be made available to or to the order of the Agent as soon as practicable and in any event not later than 30 days after the bearer of a Permanent Global Note has requested its exchange for Definitive Notes. The Issuer shall also arrange for such unauthenticated

5

Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons as are required to enable the Agent to perform its obligations under Clause 4 (Replacement Notes and Coupons) to be made available to or to the order of the Agent from time to time.

3.6	Duties of Agent

The Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons delivered to it in accordance with Clause 3.5 (Availability) and shall ensure that they are authenticated (in the case of Temporary Global Notes, Permanent Global Notes and Definitive Notes) and delivered only in accordance with the terms hereof, and the Conditions of each relevant Temporary Global Note or (as the case may be) each relevant Permanent Global Note.

3.7	Authority to authenticate

The Agent is authorised by the Issuer to authenticate each of the Temporary Global Notes and each of the Permanent Global Notes, any replacement therefor and each Definitive Note by the signature of any of its officers or any other person duly authorised for the purpose by the Agent.

3.8	Delivery of Permanent Global Notes

Subject to receipt by the Agent of any of the Permanent Global Notes in accordance with Clause 3.5 (Availability), the Agent shall, against presentation or (as the case may be) surrender to it of the respective Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the bearer of such Temporary Global Note the respective Permanent Global Note in the aggregate principal amount required by the terms of such Temporary Global Note or, if such Permanent Global Note has already been issued in exchange for part only of such Temporary Global Note, procure that such aggregate principal amount is recorded in the schedule to such Permanent Global Note and procure the signature of such record on its behalf.

3.9	Annotation of Temporary Global Notes and Permanent Global Notes

On each occasion on which any Permanent Global Note is delivered pursuant to Clause 3.8 (Delivery of Permanent Global Notes) or a further exchange of interests in any Temporary Global Note for interests in the respective Permanent Global Note is made, the Agent shall procure that there is recorded in the respective schedules to the relevant Temporary Global Note and the relevant Permanent Global Note, the aggregate principal amount of interests in the relevant Permanent Global Note so delivered (the "relevant principal amount"), the new aggregate principal amount of the relevant Permanent Global Note (which shall be the previous principal amount thereof plus the relevant principal amount) and the remaining principal amount of the relevant Temporary Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of each such record on its behalf. The Agent shall cancel or procure the cancellation of the relevant Temporary Global Note when and if it has made full exchange thereof for interests in the relevant Permanent Global Note.

6

3.10	Delivery of Definitive Notes

Subject to receipt by the Agent of Definitive Notes in accordance with Clause 3.5 (Availability), the Agent shall, against presentation or (as the case may be) surrender to it of any of the Permanent Global Notes and in accordance with the terms thereof, authenticate and deliver Definitive Notes in the required aggregate principal amount to the bearer of such Permanent Global Note; provided, however, that each Definitive Note shall at the time of its delivery have attached thereto only such Coupons as shall ensure that neither loss nor gain accrues to the bearer thereof.

3.11	Annotation of Permanent Global Notes upon exchange for Definitive Notes

On each occasion on which Definitive Notes are delivered in exchange for any Permanent Global Note, the Agent shall procure that there is recorded in the schedule to such Permanent Global Note the aggregate principal amount of Definitive Notes so delivered (the "relevant principal amount") and the remaining principal amount of such Permanent Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of such record on its behalf. The Agent shall cancel or procure the cancellation of such Permanent Global Note when and if it has made full exchange thereof for Definitive Notes.

3.12	Delivery of Definitive Notes and Coupons

Where any Definitive Notes are to be delivered in exchange for a Permanent Global Note or, as the case may be, a Temporary Global Note, the Agent shall ensure that in the case of Definitive Notes with Coupons attached, such Definitive Notes shall have attached thereto only such Coupons as shall ensure that neither loss nor gain of interest shall accrue to the bearer thereof upon such exchange.

4.	REPLACEMENT NOTES AND COUPONS

4.1	Delivery of Replacements

Subject to receipt of sufficient replacement Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons in accordance with Clause 3.5 (Availability), the Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), authenticate (if necessary) and deliver a Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; provided, however, that the Agent shall not deliver any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Temporary Global Note, Permanent Global Note, Definitive Note, or Coupon until the applicant has furnished the Agent with such evidence and indemnity as the Issuer and/or the Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

7

4.2	Replacements to be numbered

Each replacement Temporary Global Note, Permanent Global Note, Definitive Note, or Coupon delivered under this Agreement shall bear a unique certificate or (as the case may be) serial number.

4.3	Cancellation and Destruction of mutilated or defaced Notes

The Agent shall cancel and destroy each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to it in respect of which a replacement has been delivered.

4.4	Notification

The Agent shall notify the Issuer and each other Paying Agent of the delivery by it in accordance herewith of any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon, specifying the certificate or (as the case may be) serial number thereof and the certificate or serial number (if any and if known) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces and confirming that the Temporary Global Note, Permanent Global Note, Definitive Note, or Coupon which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 8.8 (Destruction).

5.	PAYMENTS TO THE AGENT

5.1	Issuer to pay Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Agent, prior to 11.00 a.m. (London time) on or before the date which is one London Business Day prior to the London Business Day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

5.2	Manner and time of payment

Each amount payable under Clause 5.1 (Issuer to pay Agent) shall be paid unconditionally by credit transfer in Sterling and in same day available, freely transferable, cleared funds not later than 10.00 a.m. (London time) on the relevant day to such account with such bank in London as the Agent may from time to time by notice to the Issuer specify for such purpose. The Issuer shall, before 11.00 a.m. (Local Time) at least two Business Days before the due date of each payment by it under Clause 5.1 (Issuer to pay Agent), notify the Agent of its irrevocable payment instructions to the bank through which payment is to be made by the Issuer to the Agent or as directed by the Agent.

5.3	Exclusion of liens and interest

The Agent shall be entitled to deal with each amount paid to it under this Clause 5 (Payments to the Agent) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:

(a)	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

8

(b)	it shall not be liable to any person for interest thereon.

5.4	Application by Agent

The Agent shall apply each amount paid to it hereunder in accordance with Clause 6 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 9 (Prescription) or otherwise ceases in accordance with the Conditions, in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in Sterling to such account with such bank in London as the Issuer has by notice to the Agent specified for the purpose.

5.5	Notification of Non-Payment

If the Agent has not received any payment due to it under Clause 5.1 (Issuer to pay Agent), it shall forthwith notify the Issuer and the other Paying Agents. If the Agent subsequently receives notification of such payment instructions or payment of the amount due, it shall forthwith notify the Issuer and the other Paying Agents thereof.

6.	PAYMENTS TO NOTEHOLDERS

6.1	Payments by Paying Agents

Each Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of the Notes in accordance with the Conditions applicable thereto (and, in the case of any Temporary Global Note or any Permanent Global Note, the terms thereof); provided, however, that:

(a)	if any Definitive Note or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

(b)	a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:

(i)	in the case of the Agent, it has not received the full amount of any payment due to it under Clause 5.1 (Issuer to pay Agent); or

(ii)	in the case of any other Paying Agent:

(A)	it has been notified in accordance with Clause 5.5 (Notification of Non-Payment) that the relevant irrevocable payment instructions have not been received, unless it is subsequently notified that such payment instructions have been received; or

9

(B)	it is not able to establish that the Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 5.1 (Issuer to pay Agent);

(c)	each Paying Agent shall ensure that payments of both principal and interest in respect of a Temporary Global Note will be made only to the extent that certification of non U.S. beneficial ownership as required by U.S. Treasury requirements (in the form set out in the Temporary Global Notes) has been received by Euroclear and/or Clearstream, Luxembourg;

(d)	each Paying Agent shall cancel each Definitive Note or Coupon against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Agent, deliver each Definitive Note or Coupon so cancelled by it to, or to the order of, the Agent;

(e)	in the case of payment of principal or interest against presentation of the Temporary Global Note or any Permanent Global Note, the relevant Paying Agent shall procure that there is recorded in the schedule to such Temporary Global Note or (as the case may be) such Permanent Global Note the amount of such payment and, in the case of payment of principal, the remaining principal amount of such Temporary Global Note or (as the case may be) such Permanent Global Note (which shall be the previous principal amount thereof less the amount of principal then paid) and shall procure the signature of such record on its behalf; and

(f)	notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

6.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 6.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

6.3	Reimbursement by Agent

If a Paying Agent other than the Agent makes any payment in accordance with Clause 6.1 (Payments by Paying Agents):

(a)	it shall notify the Agent of the amount so paid by it, the certificate or serial number (if any) of the relevant Temporary Global Note, the relevant Permanent Global Note, Definitive Note or Coupon against presentation or surrender of which payment of principal was made, or of the relevant Temporary Global Note, the relevant Permanent Global Note or Definitive Note against presentation or surrender of which payment of interest was made, and the number of Coupons by maturity against presentation or surrender of which payment of interest was made; and

10

(b)	subject to and to the extent of compliance by the Issuer with Clause 5.1 (Issuer to pay Agent) (whether or not at the due time), the Agent shall pay to such Paying Agent out of the funds received by it under Clause 5.1 (Issuer to pay Agent), by credit transfer in Sterling and in same day, freely transferable, cleared funds to such account with such bank in London as such Paying Agent has by notice to the Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

6.4	Appropriation by Agent

If the Agent makes any payment in accordance with Clause 6.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 5.1 (Issuer to pay Agent) an amount equal to the amount so paid by it.

6.5	Reimbursement by Issuer

Subject to sub-clauses 6.1(a) and 6.1(b) (Payments by Paying Agents), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Agent has not received the full amount of the relevant payment due to it under Clause 5.1 (Issuer to pay Agent) and the Agent is not able out of funds received by it under Clause 5.1 (Issuer to pay Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 6.3 (Reimbursement by Agent) or appropriation under Clause 6.4 (Appropriation by Agent)), the Issuer shall from time to time on demand pay to the Agent for the account of such Paying Agent:

(a)	the amount so paid out by such Paying Agent and not so reimbursed to it; and

(b)	interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided, however, that any payment made under sub-clause 6.5(a) shall satisfy pro tanto the obligations of the Issuer under Clause 5.1 (Issuer to pay Agent).

6.6	Interest

Interest shall accrue for the purpose of sub-clause 6.5(b) (Reimbursement by Issuer) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by such Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

6.7	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of any Temporary Global Note, any Permanent Global Note or any Definitive Note, or Coupon presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and date of such payment.

11

7.	DUTIES OF THE AGENT

The Agent agrees to act as calculation agent in respect of the Senior Notes and further agrees to comply with the provisions of Condition 4 (Interest) of the Senior Notes and this Agreement.

8.	MISCELLANEOUS DUTIES OF THE PAYING AGENTS

8.1	Records

The Agent shall:

(a)	maintain a record of all Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement (and, in the case of any Temporary Global Notes, exchange of interests thereof for interests in the relevant Permanent Global Note and, in the case of any Permanent Global Note, exchange of interests thereof for Definitive Notes provided, however, that no record need be maintained of the serial numbers of Coupons, save for the serial numbers of Coupons for which replacements have been issued under Clause 4 (Replacement Notes and Coupons) and unmatured Coupons missing at the time of redemption or other cancellation of the relevant Definitive Notes and for any subsequent payments against such Coupons;

(b)	maintain a record of all certifications received by it in accordance with Clause 8.3 (Certifications) or the provisions of any Temporary Global Note and all confirmations received by it in accordance with Clause 8.4 (Cancellation) and retain certificates as to non-U.S. beneficial ownership; and

(c)	make such records available for inspection at all reasonable times by the Issuer and the other Paying Agents.

8.2	Information from Paying Agents

The Paying Agents shall make available to the Agent such information as is reasonably required for the maintenance of the records referred to in Clause 8.1 (Records).

8.3	Certifications

Each Paying Agent shall promptly copy to the Issuer and, in the case of a Paying Agent other than the Agent, the Agent any certification received by it in accordance with the provisions of any Temporary Global Note.

8.4	Cancellation

The Issuer may from time to time deliver to the Agent Definitive Notes and unmatured Coupons relating thereto for cancellation, whereupon the Agent shall cancel such Definitive Notes and Coupons. In addition, the Issuer may from time to time procure the delivery to the Agent of any Temporary Global Note or any Permanent Global Note with instructions to cancel a specified aggregate principal

12

amount of Notes represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream, Luxembourg that Notes having such aggregate principal amount may be cancelled), whereupon the Agent shall procure that there is recorded on the schedule to such Temporary Global Note or (as the case may be) such Permanent Global Note the aggregate principal amount of Notes so cancelled and the remaining principal amount of such Temporary Global Note or (as the case may be) such Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such record on its behalf.

8.5	Definitive Notes and Coupons in issue

As soon as practicable (and in any event within three months) after each interest payment date in relation to the Notes, after each date on which Notes are cancelled in accordance with Clause 8.4 (Cancellation) and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Agent shall notify, upon request, the Issuer (on the basis of the information available to it) of the number of any Definitive Notes and/or Coupons (by reference by maturity) against surrender of which payment has been made and of the number of any Definitive Notes or (as the case may be) Coupons which have not yet been surrendered for payment.

8.6	Forwarding of communications

The Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by the Agent.

8.7	Publication of notices

The Agent shall, upon and in accordance with instructions of the Issuer received at least 10 days before the proposed publication date, arrange for the publication in accordance with the Conditions of any notice which is to be given to the Noteholders and shall supply a copy thereof to each other Paying Agent, Euroclear, Clearstream, Luxembourg and any listing authority and/or stock exchange on which the Notes are admitted to listing and/or trading.

8.8	Destruction

Unless the Issuer instructs otherwise the Agent shall destroy any Temporary Global Note following its cancellation and any Permanent Global Note following its cancellation, and any Temporary Global Note and any Permanent Global Note and each Definitive Note or Coupon delivered to or cancelled by it in accordance with sub-clause 6.1.(c) (Payments by Paying Agents) or cancelled by it in accordance with Clause 4.3 (Cancellation and Destruction of mutilated or defaced Notes) or Clause 8.4 (Cancellation), in which case it shall upon written request furnish the Issuer with a certificate of destruction specifying the certificate or serial numbers (if any) of any Temporary Global Note or (as the case may be) any Permanent Global Note or Definitive Notes (distinguishing between different denominations), in numerical sequence and the total number by payment or maturity date of Coupons so destroyed.

13

8.9	Documents available for inspection

The Issuer shall provide to the Agent for distribution to the Paying Agent:

(a)	conformed copies of this Agreement and the Deed of Covenant;

(b)	if the provisions of Condition 5(B) (Redemption for Taxation Reasons) become relevant in relation to the Notes, the documents required under Condition 5(B) (Redemption for Taxation Reasons); and

(c)	such other documents as may from time to time be required by the Luxembourg Stock Exchange (or any other stock exchange on which the Notes are admitted to trading) to be made available at the Specified Office of the Paying Agent having its Specified Office in Luxembourg.

Each of the Paying Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and such documents as may be specified as so available in the Offering Circular or the Conditions to the Notes, and, upon reasonable request, will allow copies of such documents to be taken.

8.10	Voting Certificates and Block Voting Instructions

Each Paying Agent shall, at the request of any Noteholder, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of the Fifth Schedule (Provisions for Meetings of the Noteholders) (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting therein provided for). Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Issuer, not less than 24 hours before the time appointed for any Meeting or adjourned meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting or adjourned meeting.

8.11	Enforcement

Notwithstanding the rights of the Noteholders to take individual action, at any time after the Notes become due and payable, the Agent may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the terms of this Agreement and the Notes, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least 10% in principal amount of the Notes then outstanding, and (b) it shall have been indemnified to its satisfaction.

9.	FEES AND EXPENSES

9.1	Fees

The Issuer shall pay to the Agent for the account of the Paying Agents such fees as have been separately agreed between the Issuer and the Agent from the Agent to the Issuer in respect of the services of the Paying Agents hereunder (plus any applicable value added tax).

14

9.2	Front-end expenses

The Issuer shall on demand reimburse the Agent for all expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Paying Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

9.3	Taxes

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer shall jointly and severally indemnify each Paying Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Issuer under this Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity in favour of the Paying Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Paying Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

10.	TERMS OF APPOINTMENT

10.1	Rights and powers

Each Paying Agent may, in connection with its services hereunder:

(a)	except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub-clause 6.1(a) (Payments by Paying Agents), treat the holder of any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as its absolute owner thereof for all purposes and make payments thereon accordingly;

(b)	assume that the terms of any Temporary Global Note, any Permanent Global Note and each Definitive Note and Coupon as issued are correct;

(c)	refer any question relating to the ownership of any Temporary Global Note, any Permanent Global Note or any Definitive Note or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any Temporary Global Note, any Permanent Global Note or any Definitive Note or Coupon to the Issuer for determination by the Issuer and rely upon any determination so made;

15

(d)	rely upon the terms of any notice, communication or other document believed by it to be genuine; and

(e)	engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).

10.2	Extent of duties

Each Paying Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Paying Agent shall:

(a)	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer (save insofar as that any funds received by the Agent under Clause 5.1 (Issuer to pay Agent) shall, pending their application in accordance with Clause 6.3 (Reimbursement by Agent) or Clause 6.4 (Appropriation by Agent) or their repayment in accordance with Clause 5.4 (Application by Agent), be held by it in a segregated account which shall be held on trust for the persons entitled thereto); or

(b)	be responsible for or liable in respect of the legality, validity or enforceability of any Temporary Global Note, any Permanent Global Note or any Definitive Note or Coupon or any act or omission of any other person (including, without limitation, any other Paying Agent).

10.3	Freedom to transact

Any of the Agents, their officers, directors or employees may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of the Issuer, as freely as if the Agent were not appointed under this Agreement.

10.4	Indemnity in favour of the Paying Agents

The Issuer shall indemnify each Paying Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs, and otherwise than by reason of its own negligence or wilful misconduct, default or bad faith, as a result or arising out of or in relation to its acting as the agent of the Issuer in relation to the Notes.

10.5	Indemnity in favour of the Issuer

Each Paying Agent shall severally indemnify the Issuer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result of the negligence, wilful misconduct, default or bad faith of such Paying Agent or of its respective officers, directors or employees.

16

10.6	Survival of Indemnities

Each of the indemnities set out in Clauses 10.4 and 10.5 above shall survive the termination or expiry of this Agreement.

10.7	Consequential damages disclaimer

Notwithstanding any provision of this Agreement to the contrary, including, without limitation, any indemnity given by the Agent herein, the Agent shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Agent has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise; provided, however, that this Clause 10.7 shall be deemed not to apply in the event of a determination of fraud on the part of the Agent in a non-appealable judgment by a court having jurisdiction.

10.8	Consultation with Advisers

The Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

11.	CHANGES IN PAYING AGENTS

11.1	Resignation

Any Paying Agent may resign its appointment upon not less than 30 days' notice to the Issuer (with a copy, in the case of a Paying Agent other than the Agent, to the Agent); provided, however, that:

(a)	if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

(b)	in the case of the Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

11.2	Revocation

The Issuer may revoke its appointment of any Paying Agent by not less than 30 days' notice to such Paying Agent (with a copy, in the case of a Paying Agent other than the Agent, to the Agent); provided, however, that, in the case of the Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

17

11.3	Automatic termination

The appointment of any Paying Agent shall terminate forthwith if (a) such Paying Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Paying Agent, (c) such Paying Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Paying Agent or the whole or any part of the undertaking, assets and revenues of such Paying Agent is appointed (or application for any such appointment is made), (e) such Paying Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Paying Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Agent is terminated in accordance with this Clause 11.3, the Issuer shall forthwith appoint a successor in accordance with Clause 11.4 (Additional and successor agents).

11.4	Additional and successor agents

The Issuer may appoint a successor Agent and additional or successor paying agents and shall forthwith give notice of any such appointment to the continuing Paying Agents and the Noteholders, whereupon the Issuer, the continuing Paying Agents, and the additional or successor Agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.5	Paying Agents may appoint successors

If the Agent gives notice of its resignation in accordance with Clause 11.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 11.4 (Additional and successor agents), the Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Paying Agents and the Noteholders, whereupon the Issuer, the remaining Paying Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.6	Release

Upon any resignation or revocation taking effect under Clause 11.1 (Resignation) or 11.2 (Revocation) or any termination taking effect under Clause 11.3 (Automatic termination), the relevant Paying Agent shall:

(a)	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 9.3 (Taxes), Clause 10 (Terms of Appointment) and Clause 11 (Changes in Paying Agents));

18

(b)	in the case of the Agent, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Agent, of the records maintained by it in accordance with Clause 8.1 (Records); and

(c)	forthwith (upon payment to it of any amount due to it in accordance with Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity in favour of the Paying Agents) transfer all moneys and papers (including any unissued Notes or Coupons held by it hereunder and any documents held by it pursuant to Clause 8.11 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

11.7	Merger

Any legal entity into which any Paying Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Paying Agent is a party shall, to the extent permitted by applicable law, be the successor to such Paying Agent without any further formality, whereupon the Issuer, the other Paying Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the other Paying Agents and the Noteholders.

11.8	Changes in Specified Offices

If any Paying Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer has been obtained), it shall give notice to the Issuer (with a copy to the other Paying Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Paying Agent is to terminate pursuant to any of the foregoing provisions of this Clause 11 (Changes in Paying Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

12.	NOTICES

12.1	Addresses for notices

All notices and communications hereunder shall be made in writing (by letter, telex or fax) and shall be sent as follows:

(a)	if to the Issuer, to it at:

19

The Northern Trust Company

50 South LaSalle Street

Chicago

Illinois

USA

Telephone No.:     (312) 444-4978

Fax:                         (312) 444-5666

Attention:              Senior Vice President, Treasury Department, B-12

(b)	if to a Paying Agent, to it at the address, telex number or fax number specified against its name in Schedule 6 (Specified Offices of the Paying Agents) (or, in the case of a Paying Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

or, in any case, to such other address, telex number or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

12.2	Effectiveness

Every notice or communication sent in accordance with Clause 12.1 (Addresses for notices) shall be effective as follows:

(a)	if sent by letter or fax, upon receipt by the addressee; and

(b)	if sent by telex, upon receipt by the sender of the addressee's answerback at the end of transmission;

provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

12.3	Notices to Noteholders

Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions; provided, however, that, so long as all the Notes in respect of any series of Notes are represented by a Temporary Global Note and a Permanent Global Note, notices to Noteholders in respect of such series of Notes shall be given in accordance with the terms of such Temporary Global Note and/or such Permanent Global Note.

12.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

20

13.	LAW AND JURISDICTION

13.1	Governing law

This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

13.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

13.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.4	Rights of the Agents to take proceedings outside England

Clause 13.2 (English courts) is for the benefit of the Agents only. As a result, nothing in this Clause 13 (Law and jurisdiction) limits the rights of the Agents to take proceedings relating to a Dispute ("Proceedings") in any other court of competent jurisdiction. To the extent allowed by law, the Agents may take Proceedings in any number of jurisdictions (whether concurrently or not).

13.5	Process agent

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Mayer, Brown, Rowe & Maw LLP, 11 Pilgrim Street, London EC4V 6RW. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall forthwith appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Agent shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

14.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which so executed shall constitute one and the same binding agreement between the parties. Any party may enter into this Agreement by signing any such counterpart.

21

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any of the terms of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

22

SCHEDULE 1

Part 1

Form of Temporary Global Note for the Senior Notes

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NORTHERN TRUST COMPANY

(a banking corporation organised under

the laws of the State of Illinois)

Sterling 100,000,000

Floating Rate Notes due 2010

TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

This Temporary Global Note is issued in respect of the Sterling 100,000,000 floating rate notes due 2010 (the "Notes") of The Northern Trust Company (the "Issuer"). The Notes are the subject of a fiscal agency agreement dated March 11, 2005 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") and made between the Issuer, Kredietbank S.A. Luxembourgeoise, as Fiscal Agent (the "Agent", which expression includes any successor Agent appointed from time to time in connection with the Notes) and the other paying agent named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor or additional paying agents in their capacity as such and any substitute or any additional paying agents appointed from time to time in connection with the Notes).

2.	REFERENCES TO CONDITIONS

The Notes are subject to, and have the benefit of, the terms and conditions (the "Conditions") of the Notes set out in Schedule 4 Part 1 (Terms and Conditions of the Senior Notes) hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of

£100,000,000

(ONE HUNDRED MILLION STERLING)

on March 11, 2010 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

3.1	in the case of interest falling due before the Exchange Date (as defined below), payment of interest will only be made to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto or in such other form as is customarily issued in such circumstances by the relevant clearing system is/are delivered to the Specified Office (as defined in the Conditions) of the Agent; or

3.2	in the case of interest falling due on or after the Exchange Date (as defined below), and subject to clause 5, to the extent that, upon due presentation for exchange by the bearer of this Temporary Global Note (in whole but not in part only) for a Permanent Global Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date.

4.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5.	EXCHANGE

On or after the day following the expiry of 40 days after the date of issue of this Global Note (the "Exchange Date") and only upon receipt by the Issuer of the written certification required under U.S. Treasury Regulations section 1.163-5(c)(2)(i)(D) in substantially the form set out in Schedule 2 (Form of Accountholders Certification) hereto, the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the "Permanent Global Note") in substantially the form set out in the Second Schedule (Form of Permanent Global Note) to the Fiscal Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

5.1	presentation and (in the case of final exchange) surrender of this Temporary Global Note at the specified office of the Agent; and

5.2	receipt by the Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

6.	WRITING DOWN

On each occasion on which:

(a)	the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

(b)	Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 5 (Redemption and Purchase),

the Issuer shall procure that (i) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (ii) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are recorded in Schedule 1 (Payments, Exchange and Cancellation of Notes) hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so recorded.

7.	PAYMENTS

The bearer of this Temporary Global Note shall not (unless, upon due presentation of this Temporary Global Note for exchange (in whole but not in part only) for a Permanent Global Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Notes represented by this Temporary Global Note which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

8.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in the Third Schedule (Form of Definitive Note) to the Fiscal Agency Agreement and the related principal receipts, interest coupons and talons for further interest coupons in the denomination of Sterling 50,000 and in an aggregate principal amount equal to the principal amount of this Temporary Global Note.

9.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg; provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

10.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Kredietbank S.A. Luxembourgeoise as Agent.

11.	GOVERNING LAW

This Temporary Global Note is governed by, and shall be construed in accordance with, the laws of England and Wales.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

THE NORTHERN TRUST COMPANY

By:
[manual or facsimile signature]
(duly authorised)

ISSUED on [issue date]

AUTHENTICATED for and on behalf of
KREDIETBANK S.A. LUXEMBOURGEOISE
as Fiscal Agent
without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

SCHEDULE 1

Part 2

Form of Temporary Global Note for the Subordinated Notes

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling 150,000,000

5.375 per cent. Subordinated Notes due 2015

TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

This Temporary Global Note is issued in respect of the Sterling 150,000,000 5.375 per cent. subordinated notes due 2015 (the "Subordinated Notes") of The Northern Trust Company (the "Issuer"). The Subordinated Notes are the subject of a fiscal agency agreement dated March 11, 2005 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") and made between the Issuer, Kredietbank S.A. Luxembourgeoise, as Fiscal Agent (the "Agent", which expression includes any successor Agent appointed from time to time in connection with the Subordinated Notes) and the paying agent named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor or additional paying agents in their capacity as such and any substitute or any additional paying agents appointed from time to time in connection with the Subordinated Notes).

2.	REFERENCES TO CONDITIONS

The Subordinated Notes are subject to, and have the benefit of, the terms and conditions (the "Conditions") of the Subordinated Notes set out in Schedule 4 Part 2 (Terms and Conditions of the Subordinated Notes) hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of

£150,000,000

(ONE HUNDRED AND FIFTY MILLION STERLING)

on March 11, 2015 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

3.1	in the case of interest falling due before the Exchange Date (as defined below), payment of interest will only be made to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto or in such other form as is customarily issued in such circumstances by the relevant clearing system is/are delivered to the Specified Office (as defined in the Conditions) of the Agent; or

3.2	in the case of interest falling due on or after the Exchange Date (as defined below), subject to clause 5, to the extent that, upon due presentation for exchange by the bearer of this Temporary Global Note (in whole but not in part only) for a Permanent Global Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date.

4.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5.	EXCHANGE

On or after the day following the expiry of 40 days after the date of issue of this Global Note (the "Exchange Date") and only upon receipt by the Issuer of the written certification required under U.S. Treasury Regulations section 1.163-5(c)(2)(i)(D) in substantially the form set out in Schedule 2 (Form of Accountholders Certification) hereto, the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the "Permanent Global Note") in substantially the form set out in the Second Schedule (Form of Permanent Global Note) to the Fiscal Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

5.1	presentation and (in the case of final exchange) surrender of this Temporary Global Note at the specified office of the Agent; and

5.2	receipt by the Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) hereto.

The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

6.	WRITING DOWN

On each occasion on which:

(a)	the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note; or

(b)	Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 5 (Redemption and Purchase),

the Issuer shall procure that (i) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Subordinated Notes and (ii) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are recorded in Schedule 1 (Payments and Cancellation of Notes) hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so recorded.

7.	PAYMENTS

The bearer of this Temporary Global Note shall not (unless, upon due presentation of this Temporary Global Note for exchange (in whole but not in part only) for a Permanent Global Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Subordinated Notes represented by this Temporary Global Note which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

8.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in the Third Schedule (Form of Definitive Note) to the Fiscal Agency Agreement and the related principal receipts, interest coupons and talons for further interest coupons in the denomination of Sterling 50,000 and in an aggregate principal amount equal to the principal amount of this Temporary Global Note.

9.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Subordinated Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg; provided, however, that, so long as the Subordinated Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

10.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Kredietbank S.A. Luxembourgeoise as Agent.

11.	GOVERNING LAW

This Temporary Global Note is governed by, and shall be construed in accordance with, the law of England and Wales.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

THE NORTHERN TRUST COMPANY

By:
[manual or facsimile signature]
(duly authorised)

ISSUED on [issue date]

AUTHENTICATED for and on behalf of
KREDIETBANK S.A. LUXEMBOURGEOISE
as Fiscal Agent
without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

SCHEDULE 1

TO FORM OF TEMPORARY GLOBAL NOTES

PAYMENTS, EXCHANGE AND CANCELLATION OF

[SENIOR/SUBORDINATED] NOTES

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

SCHEDULE 2

TO FORM OF TEMPORARY GLOBAL NOTES

FORM OF ACCOUNTHOLDER'S CERTIFICATION

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling 100,000,000/150,000,000

[Floating Rate/5.375 per cent.] [Senior/Subordinated] Notes due [2010/2015] the "Notes"

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Notes through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to £[amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [                        ]

[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By:
Authorised signatory

SCHEDULE 3

TO THE FORM OF TEMPORARY GLOBAL NOTES

FORM OF EUROCLEAR/CLEARSTREAM, LUXEMBOURG

CERTIFICATION

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling [100,000,000/150,000,000]

[Floating Rate/ 5.375 per cent.] [Senior/Subordinated] Notes due [2010/2015] (the "Notes")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Notes (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [                        ]

Euroclear Bank S.A./N.V.
as operator of the Euroclear System

or

Clearstream Banking, société anonyme, Luxembourg

By:
Authorised signatory

SCHEDULE 4

TO THE TEMPORARY GLOBAL NOTES

TERMS AND CONDITIONS OF THE [SENIOR/SUBORDINATED] NOTES

SCHEDULE 2

Part 1

Form of Permanent Global Note for the Senior Notes

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling 100,000,000

Floating Rate Notes due 2010

PERMANENT GLOBAL NOTE

1.	INTRODUCTION

This Global Note is issued in respect of the Sterling 100,000,000 floating rate notes due 2010 (the "Notes") of The Northern Trust Company (the "Issuer"). The Notes have the benefit of a deed of covenant dated March 11, 2005 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated March 11, 2005 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") and made between the Issuer, Kredietbank S.A. Luxembourgeoise as Fiscal Agent (the "Agent", which expression includes any successor Agent appointed from time to time in connection with the Notes) and the paying agent named therein (together with the Agent, the "Paying Agents", which expression includes any successor or additional paying agents in their capacity as such and any substitute or any additional paying agents appointed from time to time in connection with the Notes).

2.	REFERENCES TO CONDITIONS

The Notes are subject to, and have the benefit of, the terms and conditions (the "Conditions") set out in Schedule 2 Part 1 (Terms and Conditions of the Notes) hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Global Note the principal sum of

£100,000,000

(ONE HUNDRED MILLION STERLING)

on March 11, 2010 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5.	EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Notes in definitive form ("Definitive Notes") in substantially the form set out in the Third Schedule (Form of Definitive Note) to the Fiscal Agency Agreement if either of the following events occurs:

(a)	Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of public holidays) or announces an intention permanently to cease business or in fact does so; or

(b)	any of the circumstances described in Condition 8 (Events of Default) occurs.

6.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery of such Definitive Notes, with duly authenticated interest coupons ("Coupons") attached, in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office (as defined in the Conditions) of the Agent within 30 days of the bearer requesting such exchange.

7.	FAILURE TO DELIVER DEFINITIVE NOTES OR TO REPAY

If:

(a)	Definitive Notes have not been delivered in accordance with paragraph 6 (Delivery of Definitive Notes) above by 6.00 p.m. (London time) on the thirtieth day after the bearer has requested exchange of this Global Note for Definitive Notes; or

(b)	this Global Note (or any part hereof) has become due and payable in accordance with the Conditions or the date for final redemption of this Global Note has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the bearer in accordance with the terms of this Global Note on the due date for payment, then this Global Note (including the obligation to deliver Definitive Notes) will become void at 6.00 p.m. (London time) on such thirtieth day (in the case of (a) or at 6.00 p.m. (London time) on such due date (in the case of (b) and the bearer of this Global Note will have no further rights hereunder (but without prejudice to the rights which the bearer of this Global Note or others may have under the Deed of Covenant). The Deed of Covenant has been deposited at the Specified Office of the Agent and a copy of it may be inspected at the Specified Office of each Paying Agent.

8.	WRITING DOWN

On each occasion on which:

(a)	a payment of principal is made in respect of this Global Note;

(b)	Definitive Notes are delivered; or

(c)	Notes represented by this Global Note are to be cancelled in accordance with Condition 5 (Redemption and Purchase),

the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes and (ii) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are recorded in Schedule 1 (Payments, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so recorded.

9.	WRITING UP

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then, if at any time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof plus the amount of such further portion) is recorded in Schedule 1 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so recorded.

10.	PAYMENTS

All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Note at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Issuer shall procure that the same is recorded in Schedule 1 (Payments, Delivery of Definitive Notes and Cancellation of Notes) hereto.

11.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of Sterling 50,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

12.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg; provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

13.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Kredietbank S.A. Luxembourgeoise, as Agent.

14.	GOVERNING LAW

This Global Note is governed by, and shall be construed in accordance with, the laws of England and Wales.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

THE NORTHERN TRUST COMPANY

By:

[manual or facsimile signature] (duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
KREDIETBANK S.A. LUXEMBOURGEOISE, N.A.
as Fiscal Agent
without recourse, warranty or liability

By:

[manual signature]
(duly authorised)

SCHEDULE 2

Part 2

Form of Permanent Global Notes for the Subordinated Notes

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling 150,000,000

5.375 per cent. Subordinated Notes due 2015

PERMANENT GLOBAL NOTE

1.	INTRODUCTION

This Global Note is issued in respect of the Sterling 150,000,000 5.375 per cent. subordinated notes due 2015 (the "Subordinated Notes") of The Northern Trust Company (the "Issuer"). The Subordinated Notes have the benefit of a deed of covenant dated March 11, 2005 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated March 11, 2005 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") and made between the Issuer, Kredietbank S.A. Luxembourgeoise as Fiscal Agent (the "Agent", which expression includes any successor Agent appointed from time to time in connection with the Subordinated Notes) and the paying agent named therein (together with the Agent, the "Paying Agents", which expression includes any successor or additional paying agents in their capacity as such and any substitute or any additional paying agents appointed from time to time in connection with the Subordinated Notes).

2.	REFERENCES TO CONDITIONS

The Subordinated Notes are subject to, and have the benefit of, the terms and conditions (the "Conditions") set out in Schedule 2 Part 2 (Terms and Conditions of the Notes) hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Global Note the principal sum of

£150,000,000

(ONE HUNDRED AND FIFTY MILLION STERLING)

on March 11, 2015 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5.	EXCHANGE

This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Subordinated Notes in definitive form ("Definitive Notes") in substantially the form set out in the Third Schedule (Form of Definitive Note) to the Fiscal Agency Agreement if either of the following events occurs:

(a)	Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of public holidays) or announces an intention permanently to cease business and in fact does so; or

(b)	any of the circumstances described in Condition 8 (Events of Default) occurs.

6.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery of such Definitive Notes, with duly authenticated interest coupons ("Coupons") attached, in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office (as defined in the Conditions) of the Agent within 30 days of the bearer requesting such exchange.

7.	FAILURE TO DELIVER DEFINITIVE NOTES OR TO REPAY

If:

(a)	Definitive Notes have not been delivered in accordance with paragraph 6 (Delivery of Definitive Notes) above by 6.00 p.m. (London time) on the thirtieth day after the bearer has requested exchange of this Global Note for Definitive Notes; or

(b)	this Global Note (or any part hereof) has become due and payable in accordance with the Conditions or the date for final redemption of this Global Note has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the bearer in accordance with the terms of this Global Note on the due date for payment, then this Global Note (including the obligation to deliver Definitive Notes) will become void at 6.00 p.m. (London time) on such thirtieth day (in the case of (a) or at 6.00 p.m. (London time) on such due date (in the case of (b) and the bearer of this Global Note will have no further rights hereunder (but without prejudice to the rights which the bearer of this Global Note or others may have under the Deed of Covenant). The Deed of Covenant has been deposited at the Specified Office of the Agent and a copy of it may be inspected at the Specified Office of each Paying Agent.

8.	WRITING DOWN

On each occasion on which:

(a)	a payment of principal is made in respect of this Global Note;

(b)	Definitive Notes are delivered; or

(c)	Notes represented by this Global Note are to be cancelled in accordance with Condition 5 (Redemption and Purchase),

the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Subordinated Notes and (ii) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are recorded in Schedule 1 (Payments, Delivery of Definitive Notes and Cancellation of Notes) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so recorded.

9.	WRITING UP

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Subordinated Notes, then, if at any time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof plus the amount of such further portion) is recorded in Schedule 1 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so recorded.

10.	PAYMENTS

All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Note at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Subordinated Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Issuer shall procure that the same is recorded in Schedule 1 (Payments, Delivery of Definitive Notes and Cancellation of Notes) hereto.

11.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of Sterling 50,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

12.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Subordinated Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg; provided, however, that, so long as the Subordinated Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

13.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Kredietbank S.A. Luxembourgeoise, as Agent.

14.	GOVERNING LAW

This Global Note is governed by, and shall be construed in accordance with, the laws of England and Wales.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

THE NORTHERN TRUST COMPANY

By:

[manual or facsimile signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
KREDIETBANK S.A. LUXEMBOURGEOISE, N.A.
as Fiscal Agent

without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

SCHEDULE 1

TO THE FORM OF PERMANENT GLOBAL NOTES

PAYMENTS, EXCHANGES AGAINST TEMPORARY GLOBAL NOTE,

DELIVERY OF DEFINITIVE NOTES AND CANCELLATION OF

[SENIOR/SUBORDINATED] NOTES

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

SCHEDULE 2

TO THE FORM OF PERMANENT GLOBAL NOTES

TERMS AND CONDITIONS OF THE [SENIOR/SUBORDINATED] NOTES

[TO BE INSERTED ONCE FINALISED]

SCHEDULE 3

Part 1

Form of Definitive Notes And Coupons for the Senior Notes

ISIN: XS0214307901

Denomination: £50,000

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling 100,000,000

Floating Rate Notes due 2010

This Note is one of a series of notes (the "Notes") in the denomination of Sterling 50,000 and in the aggregate principal amount of Sterling 100,000,000 issued by The Northern Trust Company (the "Issuer").

The Issuer, for value received, promises to pay to the bearer the principal sum of

Sterling 50,000

(FIFTY THOUSAND)

on March 11, 2010, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the above principal sum at an interest rate per annum equal to the London Inter Bank offered rate for three month Sterling deposits as determined by Kredietbank S.A. Luxembourgeoise as Agent plus a margin of 0.10 per cent., payable quarterly in arrear on March 11, June 11, September 11 and December 11 each year except that the final payment of interest will be payable on March 11, 2010, all subject to and in accordance with the Conditions.

This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Kredietbank S.A. Luxembourgeoise as Fiscal Agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

THE NORTHERN TRUST COMPANY

By:
[facsimile signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
KREDIETBANK S.A. LUXEMBOURGEOISE

as Agent

without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS

[At the foot of the Terms and Conditions:]

AGENT

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L 2955 Luxembourg

PAYING AGENTS

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L 2955 Luxembourg

   Brown Shipley & Co. Limited

Founders Court, Lothbury

London EC2R 7HE

United Kingdom

SCHEDULE 3

Part 2

Form of Definitive Notes and Coupons for the Subordinated Notes

ISIN: XS0214307737

Denomination: £50,000

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THE NORTHERN TRUST COMPANY

(a banking corporation organised under the laws of the State of Illinois)

Sterling 150,000,000

5.375 per cent. Subordinated Notes due 2015

This Note is one of a series of notes (the "Subordinated Notes") in the denomination of Sterling 50,000 and in the aggregate principal amount of Sterling 150,000,000 issued by The Northern Trust Company (the "Issuer").

The Issuer, for value received, promises to pay to the bearer the principal sum of

Sterling 50,000

(FIFTY THOUSAND STERLING)

on 11 March, 2015, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the above principal sum at the rate of 5.375 per cent. per annum, payable annually in arrear on March 11, commencing on March 11, 2006, all subject to and in accordance with the Conditions.

This Subordinated Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Kredietbank S.A. Luxembourgeoise as Fiscal Agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

THE NORTHERN TRUST COMPANY

By:
[facsimile signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of
KREDIETBANK S.A. LUXEMBOURGEOISE

as agent

without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS

[At the foot of the Terms and Conditions:]

AGENT

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L 2955 Luxembourg

PAYING AGENTS

Kredietbank S.A. Luxembourgeoise

43 Boulevard Royal

L 2955 Luxembourg

   Brown Shipley & Co. Limited

Founders Court, Lothbury

London EC2R 7HE

United Kingdom

Form of Coupon for the Senior Notes

[On the face of the Coupon:]

Denomination:	£50,000
ISIN:	XS0214307901
Common Code:	021430790

THE NORTHERN TRUST COMPANY

Floating Rate Senior Notes due 2010

Coupon for Sterling [amount of interest payment] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Agent and Paying Agents: Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L 2955 Luxembourg and Brown Shipley & Co. Limited, Founders Court, Lothbury, London EC2R 7HE, United Kingdom

Form of Coupon for the Subordinated Notes

[On the face of the Coupon:]

Denomination:	£50,000
ISIN:	XS0214307737
Common Code:	021430773

THE NORTHERN TRUST COMPANY

5.375 per cent. Subordinated Notes due 2015

Coupon for Sterling [amount of interest payment] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Subordinated Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Subordinated Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Agent and Paying Agent: Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L 2955 Luxembourg and Brown Shipley & Co. Limited, Founders Court, Lothbury, London EC2R 7HE, United Kingdom

SCHEDULE 4

Part 1

Terms and Conditions of the Senior Notes

The following (subject to amendment) are the terms and conditions of the Notes which will be endorsed on any Definitive Notes, if issued, and will be attached and (subject to the provisions thereof) apply to each Global Note.

The £100,000,000 floating rate notes due 2010 (the "Notes", which expression shall include any further notes issued pursuant to Condition 14 (Further Issues) and forming a single series herewith) of The Northern Trust Company (the "Issuer") are the subject of a fiscal agency agreement (as amended or supplemented from time to time, the "Agency Agreement"), dated March 11, 2005, between the Issuer and Kredietbank S.A. Luxembourgeoise, as Fiscal Agent (the "Agent", which expression shall include any successor fiscal agent appointed from time to time in connection with the Notes) and the paying agents named therein (the "Paying Agents", which expression shall include any successor or additional paying agents in their capacity as such and any substitute or any additional paying agents appointed from time to time in connection with the Notes and so long as the Notes are listed on the Luxembourg Stock Exchange shall include a Paying Agent whose Specified Office (as defined in the Agency Agreement) is in Luxembourg). The issue of the Notes was authorised by a resolution of the board of directors of the Issuer on February 15, 2005. Copies of the Agency Agreement are available for inspection during normal business hours at the principal office of the Agent (presently at 43 Boulevard Royal, L-2955 Luxembourg) and at the Specified Offices of the Paying Agents.

Certain provisions of these Conditions are summaries of the Agency Agreement and are subject to its detailed provisions. The holders of the Notes (the "Noteholders") are entitled to the benefit of the Deed of Covenant (the "Deed of Covenant") dated March 11, 2005, and made by the Issuer. The original of the Deed of Covenant is held by a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme Luxembourg ("Clearstream, Luxembourg"). The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement.

1. Form, Denomination and Title

The Notes will be serially numbered and will be in bearer form issued in denominations of £50,000 (the "Specified Denomination"). The Notes will initially be represented by a temporary global note (the "Temporary Global Note") without coupons attached, in the aggregate principal amount on issue of £100,000,000. Beneficial interests in the Temporary Global Note will, subject to Condition 2 (Exchanges of Notes), be exchangeable for a permanent global note (the "Permanent Global Note") without coupons attached or, in certain limited circumstances, definitive notes (the "Definitive Notes") with coupons attached.

Title to the Notes will pass by delivery. Interests in Notes represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as appropriate. The holder of any Global Note, Definitive Note or coupon may (except as ordered by a court of competent jurisdiction or otherwise required by law) be treated at all times by all persons and for all purposes as the absolute owner of that Global Note, Definitive Note or coupon (whether or not it is overdue and regardless of any notice of ownership, trust or other interest therein, any writing thereon or any notice of any previous loss or theft thereof and no person shall be liable for so treating such holder).

2. Exchanges of Notes

(A) Exchange of Temporary Global Note

The Temporary Global Note will be deposited on issue with a common depositary for Euroclear and Clearstream, Luxembourg.

Beneficial interests in the Temporary Global Note will be exchanged for beneficial interests in the Permanent Global Note. Exchanges of beneficial interests in the Temporary Global Note for a Permanent Global Note will be made only on or after the 40th day after the Notes have been issued (the "Exchange Date") and upon receipt of the written certification required under U.S. Treasury Regulations section 1.163 - 5(c)(2)(i)(D) (in substantially the form set out in the Temporary Global Note or in such other form as is customarily used in such circumstances by the relevant clearing system) as to non-U.S. beneficial ownership (a "Certificate of Non-U.S. Beneficial Ownership").

(B) Payments with Respect to Temporary Global Notes

The bearer of the Temporary Global Note shall not (unless, upon due presentation of the Temporary Global Note for exchange (in whole but not in part only) for a Permanent Global Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Notes represented by the Temporary Global Note which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

(C) Clearing Systems

Subject to Condition 2(B) above, if any date on which a payment of interest is due on the Notes occurs while any of the Notes are represented by the Temporary Global Note, the related interest payment will be made on the Temporary Global Note only to the extent that certification as to the non-U.S. beneficial ownership thereof as required by U.S. Treasury Regulations (in substantially the form set out in the Temporary Global Note or in such other form as is customarily issued in such circumstances by the relevant clearing system) as set forth in Condition 2(A) has been received by Euroclear or Clearstream, Luxembourg or any other relevant clearing system.

(D) Exchange of Permanent Global Notes

Interests in the Permanent Global Note will be exchanged by the Issuer in whole but not in part only at the option of the Noteholder of the Permanent Global Note for Definitive Notes, (i) if an Event of Default occurs in respect of any Note; or (ii) if either Euroclear or Clearstream, Luxembourg or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so, in all cases at the cost and expense of the Issuer. If the Issuer does not make the required delivery of the Definitive Notes by 6:00 p.m. (London time) on the day on which the relevant notice period expires or, as the case may be, the 30th day after the day on which the Permanent Global Note becomes due to be exchanged and, in the case of (i) above, such Note is not duly redeemed (or the funds required for such redemption are not available to the Agent for the purposes of effecting such redemption and remain unavailable for such purpose) by 6:00 p.m. (London time) on the 30th day after the day at which such Note became immediately redeemable, then each Noteholder or its successors or assigns may, without the consent and to the exclusion of the bearer thereof, file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer to pay any amount due in respect of each Note represented by the Permanent Global Note which is credited to such Noteholders' securities account with a clearing agent as fully as though such Note were evidenced by a Definitive Note without the production of a Permanent Global Note, provided that the bearer thereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such instrument.

3. Status of the Notes

The Notes will be direct, unconditional and unsecured general obligations of the Issuer. The Notes do not evidence deposits of the Issuer and are not insured by the U.S. Federal Deposit Insurance Corporation (the "FDIC") or any other U.S. government agency.

The obligations evidenced by the Notes rank pari passu with all other unsecured and unsubordinated obligations of the Issuer and rank pari passu without preference among themselves, except obligations that are subject to any priorities or preferences, including deposit obligations of the Issuer. In an insolvency or other resolution of the Issuer, the Notes could be treated differently from, and holders of the Notes could receive, if anything, significantly less than holders of deposit obligations of the Issuer.

The payment obligations of the Issuer under the Notes relating to them shall at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations, except liabilities in respect of deposits and certain other creditors which will rank senior to payment obligations of the Issuer under the Notes relating to them.

The Notes are obligations of the Issuer only. The Notes are not guaranteed by nor are they obligations of the Holding Company.

4. Interest

(A) Interest Payment Dates

The Notes will bear interest on the outstanding principal amount of the Notes from (and including) March 11, 2005 (the "Issue Date") to (but excluding) March 11, 2010 at an interest rate per annum (the "Rate of Interest") equal to the London Inter Bank offered rate for three-month Pound Sterling deposits as determined by the Agent, plus a margin of 0.10 per cent. (the "Margin"), payable quarterly in arrear on March 11, June 11, September 11 and December 11 in each year (each an "Interest Payment Date"), (commencing on June 11, 2005) subject as provided below.

Such interest will be payable in respect of each Interest Period (which expression shall in these Conditions mean the period from (and including) an Interest Payment Date (or the Issue Date) to (but excluding) the next (or first) Interest Payment Date (or date fixed for redemption), each an "Interest Period").

If any Interest Payment Date would otherwise fall on a day that is not a Business Day (as defined below), such date shall be postponed to the next day that is a Business Day, unless it would thereby fall into the next calendar month, in which event (i) such date shall be brought forward to the immediately preceding Business Day; and (ii) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment.

In this Condition 4(A), "Business Day" means a day (other than a Saturday or a Sunday) which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London.

(B) Rate of Interest

On the first day of each Interest Period (the "Interest Determination Date"), the Agent will determine the Rate of Interest for the relevant Interest Period. The Rate of Interest for each Interest Period will, subject as provided below, be either:

(i) the offered quotation; or

(ii) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (as defined below) which appears or appear, as the case may be, on Moneyline Telerate, 3750 (the "Relevant Screen Page") as at 11:00 a.m. (London time) on the Interest Determination Date in question plus the Margin, all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or, if in the case of (i) above, no such offered quotation appears or, in the case of (ii) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be determined as provided in the preceding paragraph by reference to such other page (the "Alternative Screen Page") on such other information vendor service as is then displaying in the case of (i) above, information comparable to that appearing on the Relevant Screen Page when such quotation last appeared on the Relevant Screen Page and, in the case of (ii) above, information comparable to that appearing on the Relevant Screen Page when no fewer than three such offered quotations appeared.

If no Alternative Screen Page is available or, if in the case of (i) above, no such offered quotation appears or, in the case of (ii) above, fewer than three such offered quotations appear, in each case at the time specified in the preceding paragraph, the Agent shall request the principal London office of each of the Reference Banks (as defined below) to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11:00 a.m. (London time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations, plus the Margin, all as determined by the Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11:00 a.m. (London time) on the relevant Interest Determination Date, for deposits in Pounds Sterling for a period equal to that which would have been used for the Reference Rate by leading banks in the London Inter Bank market as at 11:00 a.m. (London time), plus the Margin or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in Pounds Sterling for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in Pounds Sterling for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11:00 a.m. (London time) on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London Inter Bank market as at 11:00 a.m. (London time), plus the Margin, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date.

In this Condition 4(B), "Reference Banks" means, in the case of (i) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and, in the case of (ii) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared. "Reference Rate" means the rate of interest equal to the London Inter Bank offered rate for three-month Pound Sterling deposits.

(C) Determination of Rate of Interest and Calculation of Interest Amounts

The Agent will calculate the amount of interest (the "Interest Amount") payable on the Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction (as defined below) and rounding the resultant figure to the nearest pence, half of any such pence being rounded upwards or otherwise in accordance with applicable market convention.

"Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period, the actual number of days in that Interest Period divided by 365 (or, if any portion of the Interest Payment Date falls in a leap year, the sum of (i) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365).

(D) Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and the Luxembourg Stock

Exchange or any other stock exchange on which the Notes are for the time being listed and notice thereof to be published in accordance with Condition 15 as soon as possible after their determination, but in no event later than the fourth London Business Day (as defined below) thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to the Issuer, the Luxembourg Stock Exchange or any other stock exchange on which the Notes are for the time being listed and to the Noteholders in accordance with Condition 15.

In this Condition 4(D), "London Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business in London.

(E) Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Agent, the Paying Agents and all Noteholders and (in the absence as aforesaid) no liability to the Issuer and the Noteholders shall attach to the Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(F) Accrual of Interest

Each Note will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to bear interest at such rate (as well after or before judgment) until the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder.

5. Redemption and Purchase

(A) Final Redemption

Unless previously redeemed or purchased and cancelled, the Notes shall be redeemed by the Issuer at an amount equal to 100 per cent. of their principal amount (the "Redemption Amount") on March 11, 2010, subject as provided in Condition 6 (Payments).

(B) Redemption for Taxation Reasons

(i) The Notes may be redeemed at the option of the Issuer in whole, but not in part at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which shall be irrevocable) at their early redemption amount (the "Early Redemption Amount"), which shall be equal to 100 per cent. of the outstanding principal amount of the Notes, together with interest accrued to the date fixed for redemption and Additional Amounts (as defined under Condition 7 (Taxation)), if any, if the Issuer determines that (A) as a result of any change in, or amendment to, the laws affecting taxation (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the official application or interpretation of such laws, regulations or rulings which change or amendment becomes effective after the Issue Date, it has or will become obliged to pay Additional Amounts on the Notes, or (B) any action (including any of those specified in (A) above) has been taken by any taxing authority of, or any action has been brought in a court of competent jurisdiction in, the United States, whether or not such action was taken or brought with respect to the Issuer, or any change, amendment, application or interpretation shall be officially proposed on or after the Issue Date, which, in any such case, in the written opinion of independent legal advisers of recognised standing, results in a substantial probability that the Issuer will be required to pay Additional Amounts on the Notes as described under Condition 7 (Taxation), and in the case of (A) or (B) above, such obligation cannot be avoided by the Issuer taking reasonable measures available to it provided however that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Agent (1) a certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (2) if applicable, the written opinion of independent legal advisers referred to above.

(ii) To the extent Notes are issued in definitive form, if the Issuer shall determine, based upon a written opinion of independent legal advisers of recognised standing, that any payment made outside the United States by the Issuer or any of its Paying Agents of principal or interest due in respect of any Definitive Note or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirement of U.S. law or regulation with regard to the nationality, residence or identity of a beneficial owner of such Definitive Note or coupon who is a United States Alien (other than such a requirement (A) which would not be applicable to a payment made by the Issuer or any one of its Paying Agents (1) directly to the beneficial owner or (2) to any custodian, nominee or other agent of the beneficial owner, or (B) that can be satisfied by such custodian, nominee or other agent or the holder of such Definitive Note or coupon certifying that the beneficial owner is not a United States person, provided, that, in any case referred to in clause (A)(2) or (B), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement referred to in this sentence, or (C) would not be applicable to a payment made by at least one other Paying Agent), the Issuer shall redeem the Notes, as a whole but not in part, at a redemption price equal to the Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption. The Issuer shall make such determination as soon as practicable after it becomes aware of an event that would give rise to such determination, and publish prompt notice ("Tax Notice") in accordance with Condition 15 stating in the notice the effective date of such requirement and (if applicable) the date on which the redemption of the Notes shall, subject to the penultimate sentence of this paragraph, take place, which date shall not be later than one year after the publication of the Tax Notice. Prior to the publication of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver to the Agent the opinion of independent legal advisers referred to above, together with a certificate of the Issuer setting forth a statement of the facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and evidence satisfactory to the Agent of appropriate regulatory approval. Notwithstanding the foregoing, the Issuer shall not so redeem the Notes if (A) the appropriate regulatory approval has been revoked, rescinded or otherwise withdrawn prior to the redemption of the Notes or (B) the Issuer shall subsequently determine, based upon the written opinion of independent legal advisers of recognised standing, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Definitive Notes or coupons would not be subject to any such requirement, and in each such case the Issuer shall give prompt notice of such subsequent determination in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption (or such shorter time as may be required with respect to clause (A)) and any earlier Tax Notice shall be revoked and of no further effect. The term "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof or therein, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a court within the United States is able to exercise primary supervision over its administration, or (ii) one or more of the United States persons have the authority to control all substantial decisions of the trust.

(iii) Notwithstanding Condition 5(B)(ii), if and so long as all certification, information or other reporting requirements referred to in Condition 5(B)(ii) would be fully satisfied by payment of a U.S. backup withholding tax or similar charge, the Issuer may elect, in the Tax Notice, to pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by the Issuer or any of its Paying Agents of principal or interest on any Note or coupon of which the beneficial owner is a United States Alien (as defined in Condition 7 (Taxation)) (but without the necessity of satisfying such certification, information or other reporting requirement), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a tax which (A) would not be applicable in the circumstances referred to in the parenthetical phrase of the first sentence of Condition 5(B)(ii), (B) is imposed as a result of presentation of such Note or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof was duly provided for, whichever occurs later, or (C) is imposed as a result of the fact that the Issuer or any of its Paying Agents has actual knowledge that the beneficial owner of such Note or coupon is within the category of persons described in clause (A)(i) or (D) of Condition 7), will not be less than the amount provided for in such Note or coupon, such coupon to be then due and payable. If the Issuer elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Issuer will have the right, subject to the provisions of the fourth sentence of Condition 5(B)(ii), at its sole option to redeem the Notes, as a whole, but not in part, at a redemption price equal to their Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph.

(iv) In the case of a redemption under the circumstances as described in Conditions 5(B)(ii) and 5(B)(iii), notice of redemption of the Notes shall be given in accordance with Condition 15, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Agency Agreement. Notice having been given, the Notes shall (except as otherwise provided in the fourth sentence of Condition 5(B)(ii)) become due and payable on the date fixed for redemption, which date shall not be later than one year after the publication of the Tax Notice, and (upon presentation and surrender thereof, together with all coupons, if any, maturing subsequent to the date fixed for redemption) will be paid at the Redemption Amount at the place or places of payment and in the manner specified herein.

(C) Purchase

The Issuer or any of its subsidiaries or affiliates may at any time purchase Notes in the open market or otherwise at any price. Any purchase by tender shall be made available to all Noteholders alike. The Notes so purchased, while held by or on behalf of the Issuer or such subsidiary or affiliate, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Condition 12(A).

(D) Cancellation

All Notes so redeemed or purchased and any unmatured coupons attached to or surrendered with them will be cancelled by the Agent and may not be re-issued or resold.

6. Payments

(A) Principal in Respect of and Interest on Notes

Payments of principal and interest will be made to the bearer against presentation and (provided that payment is made in full) surrender of Notes at the specified offices of any Paying Agent for the time being. The specified offices of the initial Paying Agents appear below.

Payments will be made in Pounds Sterling by credit or transfer to a Pounds Sterling account maintained by the payee with a bank in London, provided, however, that an amount may not be transferred to an account at a bank located in, the United States or any of its possessions, by any office or agency of the Issuer, the Agent or any Paying Agent.

Interest payable in respect of a beneficial interest in the Temporary Global Note on an Interest Payment Date occurring prior to the Exchange Date will be paid only upon certification in accordance with Condition 2(A). Payments of interest due in respect of any Note shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Note.

(B) Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(C) Presentation of Definitive Notes and Coupons

(i) Except as provided below, payments of principal, if any, in respect of Definitive Notes and coupons will be made as provided in paragraph (A) above only against surrender of such Definitive Notes and coupons, and payments of interest in respect of such Definitive Notes will be made only against surrender of coupons at the Specified Office of any Paying Agent outside the United States.

(ii) Upon the due date for redemption of any Definitive Note, unmatured coupons relating to such Note which are not surrendered therewith shall become void and no payment shall be made in respect of them.

(D) Payments on Business Days

A Note or coupon may only be presented for payment on a day which is a Business Day in the place of presentation. No further interest or other payment will be made as a consequence of the day on which the relevant Note or coupon may be presented for payment under this Condition 6(D) falling after the due date. In this Condition 6(D), "Business Day" means, in respect of any place of presentation, any day on which banks are open for presentation and payment of bearer debt securities and for dealings in foreign currencies in such place or presentation and, in the case of payment by transfer to a Pound Sterling account referred to above, in which dealings in foreign currencies may be carried on in London, New York City and in such place or presentation.

(E) Partial Payments

If a Paying Agent makes a partial payment in respect of any Note or coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(F) Agents

The initial Agents and their initial specified offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and appoint additional or other Agents, provided that it will at all times while any Note is outstanding maintain:

(i) an Agent,

(ii) so long as the Notes are listed on the Luxembourg Stock Exchange, a Paying Agent having a specified office in Luxembourg or such other place as may be approved by the rules of the Luxembourg Stock Exchange,

(iii) such other agents as may be required by the rules of any other stock exchange on which the Notes may be listed, and

(iv) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive.

Notice of any change in the Agents or their specified offices promptly will be given to the Noteholders in accordance with Condition 15.

7. Taxation

All payments of principal and interest on the Notes will be made without deduction or withholding for or on account of any present or future tax, assessment or other governmental charge, of whatever nature, imposed, levied, collected, withheld or assessed by or within the United States or by or within any political subdivision or taxing authority thereof or therein, except as required by law. The Issuer will, subject to certain limitations and exceptions set forth below, pay to a Noteholder that is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary so that every net payment by the Issuer or any of its Paying Agents of principal or interest with respect to the Notes after deduction or withholding for or on account of any such present or future tax, assessment or other governmental charge imposed upon such Noteholder, or as a result of such payment, by or within the United States (as defined below) (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Notes to be then due and payable. However, the Issuer will not be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been present therein, being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had a permanent establishment therein; (ii) the failure of such holder to comply with any certification, identification or information reporting requirements under the income tax laws and regulations of the United States, without regard to any tax treaty, or any political subdivision or taxing authority thereof or therein to establish entitlement to an exemption from withholding as a United States Alien or (iii) the presentation of a Note for payment on a date more than 30 days after the Relevant Date or the date on which such payment is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer, personal property, or any similar tax, assessment or governmental charge;

(c) any tax, assessment or other governmental charge which is payable other than by withholding from payments of principal of or interest on such Note;

(d) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company, private foundation or other tax exempt organisation, passive foreign investment company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(e) any tax, assessment or other governmental charge which is required to be withheld by any Paying Agent from payments of principal of or interest on any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(f) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

(g) any withholding or deduction where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(h) any withholding or deduction in respect of any Note or coupon presented for payment by or on behalf of a Noteholder or a couponholder that would have been able to avoid such withholding or deduction by presenting the relevant Note or coupon to another Paying Agent in a Member State of the European Union,

nor shall Additional Amounts be paid with respect to a payment of principal of or interest on any Note to a holder that is not the beneficial owner of such Note to the extent that the beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficial owner been the holder of such Note.

As used in these Conditions, the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; the term "United States Alien" means any person who is, for U.S. federal income tax purposes, as to the United States: (i) a foreign corporation; (ii) a foreign partnership; (iii) a non-resident alien individual; or (iv) a foreign estate or trust.

As used in these Conditions, the term "Relevant Date" in respect of any Note means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after the date on which notice is duly given to the Noteholders that, upon further presentation of the Note being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) "principal" shall be deemed to include any premium payable in respect of the Notes, Redemption Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) "interest" shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 4 and (iii) "principal" and/or "interest" shall be deemed to include any Additional Amounts that may be payable under this Condition.

8. Events of Default

If any of the following events ("Events of Default") shall have occurred and be continuing:

(a) failure on the part of the Issuer to pay when due the principal of any of the Notes as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise;

(b) failure on the part of the Issuer to pay when due any instalment of interest or any Additional Amounts upon any Notes as and when the same shall become due and payable, and such failure shall have continued for a period of 30 days;

(c) failure on the part of the Issuer duly to observe or perform in any material respect any other term, covenant or agreement on its part contained in the Notes or the Agency Agreement for a period of 60 days after the date on which written notice of such failure requiring the Issuer to remedy the same shall have been given to the Issuer and the Agent by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the Issuer shall commence a voluntary case under any applicable United States federal or state bankruptcy, insolvency, reorganisation or other similar law now or hereafter in effect or consent to the entry of an order for relief in an involuntary case under any such law, then each Noteholder, at its option, may give written notice ("Default Notice") to the Issuer and the Agent declaring that any Notes held by such Noteholder and all interest then accrued thereon (if applicable) are due and payable immediately upon the date written notice thereof is received by the Issuer, and unless all such defaults shall have been cured by the Issuer or waived prior to receipt of such written notice, the Notes together with interest (if any) accrued thereon shall become and be due and payable 7 days after receipt by the Issuer of such Default Notice. However, any acceleration of a Note's maturity is subject to the FDIC's authority to prevent any such acceleration under the Federal Deposit Insurance Act. The amount payable in respect of the Notes upon an Event of Default shall be an amount equal to 100% of their principal amount, any Additional Amounts and all unpaid interest accrued to such date.

9. Prescription

Claims in respect of principal and interest shall be prescribed and become void unless presentation for payment is made as required by Condition 6 within a period of 10 years in the case of principal and five years in the case of interest from the appropriate Relevant Date.

10. Consolidation and Merger

(A) The Issuer may consolidate with or merge into any other corporation, banking association or other legal entity or sell, convey, transfer or lease the property of the Issuer as an entirety or substantially as an entirety if and only if: (i) any successor or purchaser is organised under the laws of the United States of America or any state thereunder or the District of Columbia; (ii) any such successor or purchaser expressly assumes the due and punctual payment of the principal of, premium, if any, and interest (including Additional Amounts) on the Notes; and (iii) immediately after such consolidation, merger, sale or conveyance, such successor or purchaser is not in default in the performance or observance of any of the terms, covenants and conditions of the Notes or the Agency Agreement to be observed or performed by the Issuer.

(B) Upon any merger, consolidation, sale or conveyance as provided in paragraph (A) above, the successor or purchaser shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Issuer under the Notes and Agency Agreement, with the same effect as if the successor or purchaser had been named as the Issuer therein and herein and the Issuer shall be released from its liability as obligor under the Notes and Agency Agreement.

11. Replacement of Notes

If any Note is lost, stolen, mutilated, defaced or destroyed it may be replaced at the Specified Office of the Agent subject to all applicable laws, regulations and stock exchange or other relevant authority requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may require (provided that the requirement is reasonable in the light of prevailing market practice). Mutilated or defaced Notes must be surrendered before replacements will be issued.

12. Meetings of Noteholders and Modifications

(A) Meetings of Noteholders

The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Agency Agreement insofar as it relates to the Notes. Such a meeting may be convened by Noteholders holding not less than 10% in principal amount of the Notes for the time being outstanding. The quorum for any meeting to consider an Extraordinary Resolution other than one relating to a Reserved Matter (as defined below) will be two or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons holding or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (each, a "Reserved Matter") (i) to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment; (ii) to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed; (iii) to change the currency in which amounts due in respect of the Notes are payable; (iv) to change the quorum required at any meeting or the majority required to pass an Extraordinary Resolution; or (v) to change or modify any of the preceding Reserved Matters, in which case the necessary quorum will be two or more persons holding or representing not less than 75%, or at any adjourned meeting not less than 25%, in principal amount of the Notes for the time being outstanding. An "Extraordinary Resolution" is defined in the Agency Agreement to mean a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority of at least 75% of the votes cast. A written resolution of holders of not less than 90% in principal amount of the Notes for the time being outstanding shall take effect as an Extraordinary Resolution for all purposes. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present or represented at the meeting at which such resolution was passed).

(B) Modification and Waiver

The Agent may agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as provided in (A) above), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Agency Agreement which is in the opinion of the Agent not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and, if the Agent so requires, notice of such modification shall be mailed to the Noteholders as soon as practicable.

(C) Modification of Agency Agreement

The Issuer only shall permit modification of, or any waiver or authorisation of any breach, or proposed breach of or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders.

13. The Agent

In acting under the Agency Agreement and in connection with the Notes, the Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with the owner or holder of any Note appertaining thereto, except that any funds held by the Agent for payment of principal of or interest on, or Additional Amounts with respect to, any Note shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of the Agent under the Agency Agreement, reference is made to the Agency Agreement, and the obligations of the Agent to the holders of the Notes are subject to such immunities and rights.

14. Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further securities having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) so that such further issue shall be consolidated and form a single series with the outstanding Notes. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes.

Any further securities forming a single series with the then outstanding Notes issued under the Agency Agreement or any amendment to it shall, and any other securities may (with the consent of the Agent), be issued pursuant to the Agency Agreement as so amended.

15. Notices

Notices to holders of Notes will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) and (so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require) in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication shall not be practicable, in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Each Noteholder (which term shall include any person to whom title to any Notes has been lawfully transferred or transmitted in accordance herewith) agrees, by its acceptance of the Notes, to be bound by the obligations expressed under these Conditions to be binding on it.

16. Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

17. Governing Law and Jurisdiction

The Notes are governed by, and shall be construed in accordance with, the laws of England and Wales.

The Issuer irrevocably agrees for the benefit of each Noteholder that courts of England shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Agency Agreement, the Notes and/or the coupons and that, accordingly, any suit, action or proceedings arising out of or in connection therewith (together referred to as "Proceedings") may be brought in such courts.

The Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction pursuant to any Proceedings in such other jurisdiction.

Nothing contained in this Condition 17 shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Mayer, Brown, Rowe & Maw LLP, 11 Pilgrim Street, London EC4V 6RW, acting as the Issuer's agent for service of process in England. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall forthwith appoint a further person in England to accept service of process on its behalf and deliver to the Agent a copy of the new agent's acceptance of such appointment within 15 days. Nothing in this Condition 17 shall affect the right of any Agent to serve process in any other manner permitted by law. This Condition applies to Proceedings in England and to Proceedings elsewhere.

SCHEDULE 4

Part 2

Terms and Conditions of the Subordinated Notes

The following (subject to amendment) are the terms and conditions of the Notes which will be endorsed on the Definitive Notes, if issued, and will be attached and (subject to the provisions thereof) apply to each Global Note.

The £150,000,000 5.375 per cent. subordinated notes due 2015 (the "Subordinated Notes", which expression shall include any further notes issued pursuant to Condition 14 (Further Issues) and forming a single series herewith) of The Northern Trust Company (the "Issuer") are the subject of a fiscal agency agreement (as amended or supplemented from time to time, the "Agency Agreement"), dated March 11, 2005, between the Issuer and Kredietbank S.A. Luxembourgeoise, as Fiscal Agent (the "Agent", which expression shall include any successor fiscal agent appointed from time to time in connection with the Subordinated Notes) and the paying agents named therein (the "Paying Agents", which expression shall include any successor or additional paying agents in their capacity as such and any substitute or any additional paying agents appointed from time to time in connection with the Subordinated Notes and so long as the Subordinated Notes are listed on the Luxembourg Stock Exchange shall include a Paying Agent whose Specified Office (as defined in the Agency Agreement) is in Luxembourg). The issue of the Subordinated Notes was authorised by a resolution of the board of directors of the Issuer on February 15, 2005. Copies of the Agency Agreement are available for inspection during normal business hours at the principal office of the Agent (presently at 43 Boulevard Royal, L-2955 Luxembourg) and at the Specified Offices of the Paying Agents.

Certain provisions of these Conditions are summaries of the Agency Agreement and are subject to its detailed provisions. The holders of the Subordinated Notes (the "Noteholders") are entitled to the benefit of the Deed of Covenant (the "Deed of Covenant") dated March 11, 2005, and made by the Issuer. The original of the Deed of Covenant is held by a common depositary on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme Luxembourg ("Clearstream, Luxembourg"). The Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement.

1.	Form, Denomination and Title

The Subordinated Notes will be serially numbered and will be in bearer form issued in denominations of £50,000. The Subordinated Notes will initially be represented by a temporary global note (the "Temporary Global Note") without coupons attached, in the aggregate principal amount on issue of £150,000,000. Beneficial interests in the Temporary Global Note will, subject to Condition 2 (Exchanges of Notes), be exchangeable for a permanent global note (the "Permanent Global Note") without coupons attached or, in certain limited circumstances, definitive notes (the "Definitive Notes") with coupons attached.

Title to the Subordinated Notes will pass by delivery. Interests in Subordinated Notes represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as appropriate. The holder of any Global Note, Definitive Note or coupon may (except as ordered by a court of competent jurisdiction or otherwise required by law) be treated at all times by all persons and for all purposes as the absolute owner of that Global Note, Definitive Note or coupon (whether or not it is overdue and regardless of any notice of ownership, trust or other interest therein, any writing thereon or any notice of any previous loss or theft thereof and no person shall be liable for so treating such holder).

2.	Exchanges of Notes

(A) Exchange of Temporary Global Note

The Temporary Global Note will be deposited on issue with a common depositary for Euroclear and Clearstream, Luxembourg.

Beneficial interests in the Temporary Global Note will be exchanged for beneficial interests in the Permanent Global Note.

Exchanges of beneficial interests in the Temporary Global Note for a Permanent Global Note will be made only on or after the 40th day after the Notes have been issued (the "Exchange Date") and upon receipt of the written certification required under U.S. Treasury Regulations section 1.163 –5(c)(2)(i)(D) (in substantially the form set out in the Temporary Global Note or in such other form as is customarily used in such circumstances by the relevant clearing system) as to non-U.S. beneficial ownership (a "Certificate of Non-U.S. Beneficial Ownership").

(B) Payments with Respect to Temporary Global Notes

The bearer of the Temporary Global Note shall not (unless, upon due presentation of the Temporary Global Note for exchange (in whole but not in part only) for a Permanent Global Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Subordinated Notes represented by the Temporary Global Note which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

(C) Clearing Systems

Subject to Condition 2(B) above, if any date on which a payment of interest is due on the Subordinated Notes occurs while any of the Subordinated Notes are represented by the Temporary Global Note, the related interest payment will be made on the Temporary Global Note only to the extent that certification as to the non-U.S. beneficial ownership thereof as required by U.S. Treasury Regulations (in substantially the form set out in the Temporary Global Note or in such other form as is customarily issued in such circumstances by the relevant clearing system) as set forth in Condition 2(A) has been received by Euroclear or Clearstream, Luxembourg or any other relevant clearing system.

(D) Exchange of Permanent Global Notes

Interests in the Permanent Global Note will be exchanged by the Issuer in whole but not in part only at the option of the Noteholder of the Permanent Global Note for Definitive Notes, (i) if an Event of Default occurs in respect of any Subordinated Note; or (ii) if either Euroclear or Clearstream, Luxembourg or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of public holidays) or announces an intention to cease business permanently or in fact does so, in all cases at the cost and expense of the Issuer. If the Issuer does not make the required delivery of the

Definitive Notes by 6:00 p.m. (London time) on the day on which the relevant notice period expires or, as the case may be, the 30th day after the day on which the Permanent Global Note becomes due to be exchanged and, in the case of (i) above, such Subordinated Note is not duly redeemed (or the funds required for such redemption are not available to the Agent for the purposes of effecting such redemption and remain unavailable for such purpose) by 6:00 p.m. (London time) on the 30th day after the day at which such Subordinated Note became immediately redeemable, then each Noteholder or its successors or assigns may, without the consent and to the exclusion of the bearer thereof, file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer to pay any amount due in respect of each Subordinated Note represented by the Permanent Global Note which is credited to such Noteholders' securities account with a clearing agent as fully as though such Subordinated Note were evidenced by a Definitive Note without the production of a Permanent Global Note, provided that the bearer thereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such instrument.

3. Status of the Subordinated Notes

(i) The indebtedness evidenced by the Subordinated Notes will be unsecured and subordinate and junior in right of payment to the Issuer's obligations to its depositors, the Issuer's obligations under bankers' acceptances and letters of credit, and the Issuer's obligations to its other creditors (including any Federal Reserve Bank and the FDIC, except cross-guarantee liability to the FDIC for a loss of a commonly controlled institution), whether outstanding on or incurred after the date of this Offering Circular, other than any obligations which state expressly that they rank equally with or junior to the Subordinated Notes. In the event of any insolvency proceeding, receivership, conservatorship, reorganisation, readjustment of debt, marshalling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, whether voluntary or involuntary, all of the Issuer's obligations (except obligations which state expressly that they rank equally with or junior to the Subordinated Notes) will be entitled to be paid in full before any payment is made on account of the Subordinated Notes. In the event of any such proceeding, after payment in full of all amounts with respect to senior obligations, the Noteholders, together with the holders of any obligations of the Issuer ranking equally with the Subordinated Notes, will be entitled to be paid, from the Issuer's remaining assets, the unpaid principal of and interest on the Subordinated Notes or such other obligations before any payment or other distribution may be made on account of any capital stock or other obligations of the Issuer ranking junior to the Subordinated Notes.

(ii) Subject to applicable law, no Noteholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the Subordinated Notes and each Noteholder shall, by virtue of being the holder of any Subordinated Note, be deemed to have waived all such rights of set-off, compensation or retention.

The aggregate amount of outstanding indebtedness as of December 31, 2004 that by the terms of such indebtedness would be senior to the Subordinated Notes is approximately $29.9 billion.

As of the date of this Offering Circular, the only indebtedness of the Issuer that would rank equally with the Subordinated Notes are (i) the $100 million of 6.70 per cent. Subordinated Notes due 2005, (ii) the $100 million of 7.30 per cent Subordinated Notes due 2006, (iii) the

$100 million of 6.25 per cent. Subordinated Notes due 2008, (iv) $200 million of 7.10 per cent. Subordinated Notes due 2009, (v) the $150 million of 6.30 per cent. Subordinated Notes due 2011, and (vi) the $200 million of 4.60 per cent. Subordinated Notes due 2013.

4. Interest

The Subordinated Notes will bear interest on the outstanding principal amount of the Subordinated Notes from and including March 11, 2005 (the "Issue Date") to (but excluding) March 11, 2015 at the rate of 5.375 per cent. per annum (the "Rate of Interest"), payable annually in arrear on March 11 in each year (each an "Interest Payment Date"), (commencing on March 11, 2006) subject as provided below.

Each Subordinated Note will cease to bear interest from the due date for final redemption unless, upon due presentation of the Subordinated Note for redemption as provided for in these Conditions, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of: (i) the day on which all sums due in respect of such Subordinated Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Agent has notified the Noteholders that it has received all sums due in respect of the Subordinated Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

Interest on the Subordinated Notes will be payable annually on the Interest Payment Date and calculated on the basis of the actual number of days elapsed and a year of 365 days or (in the case of a leap year) 366 days. If either an Interest Payment Date or a redemption date falls on a day that is not a Business Day, the payment due on such date will be made on the next succeeding Business Day, and no further interest will accrue in respect of such delay.

Where interest is to be calculated in respect of a period which is shorter than an Interest Period, the day-count fraction applied to calculate the amount of interest payable in respect of each Subordinated Note shall be the number of days in the relevant period, from and including the date from which interest begins to accrue to, but excluding the date on which it falls due, divided by 365 (or, in the case of a leap year, 366) and rounding the resulting figure to the nearest pence (half a pence being rounded upwards). Each period beginning on (and including) the Issue Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date is called an "Interest Period").

In this Condition 4 "Business Day" means a day (other than a Saturday or a Sunday) which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London.

5. Redemption and Purchase

(A) Final Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes shall be redeemed by the Issuer at an amount equal to 100 per cent. of their principal amount (the "Redemption Amount") on March 11, 2015, subject as provided in Condition 6 (Payments).

(B) Redemption for Taxation Reasons

(ii) Subject to the approval of the Federal Reserve Bank of Chicago and any other appropriate regulatory approval, the Subordinated Notes may be redeemed at the option of the Issuer in whole, but not in part at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which shall be irrevocable) at their early redemption amount (the "Early Redemption Amount"), which shall be equal to 100 per cent. of the outstanding principal amount of the Subordinated Notes, together with interest accrued to the date fixed for redemption and Additional Amounts (as defined under Condition 7 (Taxation)), if any, if the Issuer determines that (A) as a result of any change in, or amendment to, the laws affecting taxation (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the official application or interpretation of such laws, regulations or rulings which change or amendment becomes effective after the Issue Date, it has or will become obliged to pay Additional Amounts on the Subordinated Notes, or (B) any action (including any of those specified in (A) above) has been taken by any taxing authority of, or any action has been brought in a court of competent jurisdiction in, the United States, whether or not such action was taken or brought with respect to the Issuer, or any change, amendment, application or interpretation shall be officially proposed on or after the Issue Date, which, in any such case, in the written opinion of independent legal advisers of recognised standing, results in a substantial probability that the Issuer will be required to pay Additional Amounts on the Subordinated Notes as described under Condition 7 (Taxation), and in the case of (A) or (B) above, such obligation cannot be avoided by the Issuer taking reasonable measures available to it provided however that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Subordinated Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Agent (1) a certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (2) if applicable, the written opinion of independent legal advisers referred to above.

(iii) To the extent Subordinated Notes are issued in definitive form, if the Issuer shall determine, based upon a written opinion of independent legal advisers of recognised standing, that any payment made outside the United States by the Issuer or any of its Paying Agents of principal or interest due in respect of any Definitive Note or coupon would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirement of U.S. law or regulation with regard to the nationality, residence or identity of a beneficial owner of such Definitive Note or coupon who is a United States Alien (other than such a requirement (A) which would not be applicable to a payment made by the Issuer or any one of its Paying Agents (1) directly to the beneficial owner or (2) to any custodian, nominee or other agent of the beneficial owner, or (B) that can be satisfied by such custodian, nominee or other agent or the holder of such Definitive Note or coupon certifying that the beneficial owner is not a United States person, provided, that, in any case referred to in clause (A)(2) or (B), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement referred to in this sentence, or (C) would not be applicable to a payment made by at least one other Paying Agent), the Issuer shall redeem the Subordinated Notes, as a whole but not in part, at a redemption price equal to the Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption. The Issuer shall make such determination as soon as practicable after it becomes aware of an event that would give rise to such determination, and publish prompt notice ("Tax Notice") in accordance with Condition 15 stating in the notice the effective date of such requirement and (if applicable) the date on which the redemption of the Subordinated Notes shall, subject to the penultimate sentence of this paragraph, take place, which date shall not be later than one year after the publication of the Tax Notice. Prior to the publication of any notice of redemption of the Subordinated Notes pursuant to the foregoing, the Issuer shall deliver to the Agent the opinion of independent legal advisers referred to above, together with a certificate of the Issuer setting forth a statement of the facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and evidence satisfactory to the Agent of appropriate regulatory approval. Notwithstanding the foregoing, the Issuer shall not so redeem the Subordinated Notes if (A) the appropriate regulatory approval has been revoked, rescinded or otherwise withdrawn prior to the redemption of the Subordinated Notes or (B) the Issuer shall subsequently determine, based upon the written opinion of independent legal advisers of recognised standing, not less than 30 days prior to the date fixed for redemption, that subsequent payments on the Definitive Notes or coupons would not be subject to any such requirement, and in each such case the Issuer shall give prompt notice of such subsequent determination in accordance with Condition 15 not less than 15 days prior to the date fixed for redemption (or such shorter time as may be required with respect to clause (A)) and any earlier Tax Notice shall be revoked and of no further effect. The term "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United States or any political subdivision thereof or therein, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a court within the United States is able to exercise primary supervision over its administration, or (ii) one or more of the United States persons have the authority to control all substantial decisions of the trust.

(iv) Notwithstanding Condition 5(B)(ii), if and so long as all certification, information or other reporting requirements referred to in Condition 5(B)(ii) would be fully satisfied by payment of a U.S. backup withholding tax or similar charge, the Issuer may elect, in the Tax Notice, to pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by the Issuer or any of its Paying Agents of principal or interest on any Subordinated Note or coupon of which the beneficial owner is a United States Alien (as defined in Condition 7 (Taxation)) (but without the necessity of satisfying such certification, information or other reporting requirement), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a tax which (A) would not be applicable in the circumstances referred to in the parenthetical phrase of the first sentence of Condition 5(B)(ii), (B) is imposed as a result of presentation of such Subordinated Note or coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof was duly provided for, whichever occurs later, or (C) is imposed as a result of the fact that the Issuer or any of its Paying Agents has actual knowledge that the beneficial owner of such Subordinated Note or coupon is within the category of persons described in clause (A)(i) or (D) of Condition 7), will not be less than the amount provided for in such Subordinated Note or coupon, such coupon to be then due and payable. If the Issuer elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Issuer will have the right, subject to the provisions of the fourth sentence of Condition 5(B)(ii), at its sole option to redeem the Subordinated Notes, as a whole, but not in part, at a redemption price equal to their Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph.

(v) In the case of a redemption under the circumstances as described in Conditions 5(B)(ii) and 5(B)(iii), notice of redemption of the Subordinated Notes shall be given in accordance with Condition 15, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Agency Agreement. Notice having been given, the Subordinated Notes shall (except as otherwise provided in the fourth sentence of Condition 5(B)(ii)) become due and payable on the date fixed for redemption, which date shall not be later than one year after the publication of the Tax Notice, and (upon presentation and surrender thereof, together with all coupons, if any, maturing subsequent to the date fixed for redemption) will be paid at the Redemption Amount at the place or places of payment and in the manner specified herein.

(C) Purchase

Subject to appropriate regulatory approval, the Issuer or any of its subsidiaries or affiliates may at any time purchase Subordinated Notes in the open market or otherwise at any price. Any purchase by tender shall be made available to all Noteholders alike. The Subordinated Notes so purchased, while held by or on behalf of the Issuer or such subsidiary or affiliate, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Condition 12(A).

(D) Cancellation

All Subordinated Notes so redeemed or purchased and any unmatured coupons attached to or surrendered with them will be cancelled by the Agent and may not be re-issued or resold.

6. Payments

(A) Principal in Respect of and Interest on Notes

Payments of principal and interest will be made to the bearer against presentation and (provided that payment is made in full) surrender of Subordinated Notes at the specified offices of any Paying Agent for the time being. The specified offices of the initial Paying Agents appear below.

Payments will be made in Pounds Sterling by credit or transfer to a Pounds Sterling account maintained by the payee with a bank in London, provided, however, that an amount may not be transferred to an account at a bank located in, the United States or any of its possessions, by any office or agency of the Issuer, the Agent or any Paying Agent.

Interest payable in respect of a beneficial interest in the Temporary Global Note on an Interest Payment Date occurring prior to the Exchange Date will be paid only upon certification in accordance with Condition 2(A). Payments of interest due in respect of any Subordinated Note shall be made only against presentation and either surrender or endorsement (as appropriate) of the relevant Subordinated Note.

(B) Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(C) Presentation of Definitive Notes and Coupons

(i) Except as provided below, payments of principal, if any, in respect of Definitive Notes and coupons will be made as provided in paragraph (A) above only against surrender of such Definitive Notes and coupons, and payments of interest in respect of such Definitive Notes will be made only against surrender of coupons at the Specified Office of any Paying Agent outside the United States.

(ii) Upon the due date for redemption of any Definitive Note, unmatured coupons relating to such Subordinated Note which are not surrendered therewith shall become void and no payment shall be made in respect of them.

(D) Payments on Business Days

A Subordinated Note or coupon may only be presented for payment on a day which is a Business Day in the place of presentation. No further interest or other payment will be made as a consequence of the day on which the relevant Subordinated Note or coupon may be presented for payment under this Condition 6 (D) falling after the due date. In this Condition 6(D), "Business Day" means, in respect of any place of presentation, any day on which banks are open for presentation and payment of bearer debt securities and for dealings in foreign currencies in such place or presentation and, in the case of payment by transfer to a Pound Sterling account referred to above, in which dealings in foreign currencies may be carried on in London and in such place or presentation.

(E) Partial Payments

If a Paying Agent makes a partial payment in respect of any Subordinated Note or coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

(F) Agents

The initial Agents and their initial specified offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and appoint additional or other Agents, provided that it will at all times while any Subordinated Note is outstanding maintain:

(i) an Agent,

(ii) so long as the Subordinated Notes are listed on the Luxembourg Stock Exchange, a Paying Agent having a specified office in Luxembourg or such other place as may be approved by the rules of the Luxembourg Stock Exchange,

(iii) such other agents as may be required by the rules of any other stock exchange on which the Subordinated Notes may be listed, and

(iv) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive.

Notice of any change in the Agents or their specified offices promptly will be given to the Noteholders in accordance with Condition 15.

7. Taxation

All payments of principal and interest on the Subordinated Notes will be made without deduction or withholding for or on account of any present or future tax, assessment or other governmental charge, of whatever nature, imposed, levied, collected, withheld or assessed by or within the United States or by or within any political subdivision or taxing authority thereof or therein, except as required by law. The Issuer will, subject to certain limitations and exceptions set forth below, pay to a Noteholder that is a United States Alien (as defined below) such additional amounts ("Additional Amounts") as may be necessary so that every net payment by the Issuer or any of its Paying Agents of principal or interest with respect to the Subordinated Notes after deduction or withholding for or on account of any such present or future tax, assessment or other governmental charge imposed upon such Noteholder, or as a result of such payment, by or within the United States (as defined below) (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Subordinated Notes to be then due and payable. However, the Issuer will not be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been present therein, being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had a permanent establishment therein; (ii) the failure of such holder to comply with any certification, identification or information reporting requirements under the income tax laws and regulations of the United States, without regard to any tax treaty, or any political subdivision or taxing authority thereof or therein to establish entitlement to an exemption from withholding as a United States Alien or (iii) the presentation of a Subordinated Note for payment on a date more than 30 days after the Relevant Date or the date on which such payment is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sales, transfer, personal property, or any similar tax, assessment or governmental charge;

(c) any tax, assessment or other governmental charge which is payable other than by withholding from payments of principal of or interest on such Subordinated Note;

(d) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company, private foundation or other tax exempt organisation, passive foreign investment company, foreign personal holding company or controlled foreign corporation with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(e) any tax, assessment or other governmental charge which is required to be withheld by any Paying Agent from payments of principal of or interest on any Subordinated Note, if such payment can be made without such withholding by at least one other Paying Agent;

(f) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;

(g) any withholding or deduction where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(h) any withholding or deduction in respect of any Subordinated Note or coupon presented for payment by or on behalf of a Noteholder or a couponholder that would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note or coupon to another Paying Agent in a Member State of the European Union,

nor shall Additional Amounts be paid with respect to a payment of principal of or interest on any Subordinated Note to a holder that is not the beneficial owner of such Subordinated Note to the extent that the beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficial owner been the holder of such Subordinated Note.

As used in these Conditions, the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; the term "United States Alien" means any person who is, for U.S. federal income tax purposes, as to the United States: (i) a foreign corporation; (ii) a foreign partnership; (iii) a non-resident alien individual; or (iv) a foreign estate or trust.

As used in these Conditions, the term "Relevant Date" in respect of any Subordinated Note means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after the date on which notice is duly given to the Noteholders that, upon further presentation of the Subordinated Note being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) "principal" shall be deemed to include any premium payable in respect of the Subordinated Notes, Redemption Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) "interest" shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 4 and (iii) "principal" and/or "interest" shall be deemed to include any Additional Amounts that may be payable under this Condition.

8. Events of Default

If any of the following events ("Events of Default") shall have occurred and be continuing:

(a) the Issuer consents to the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of its property; or

(b) a court or other governmental agency enters a decree or order for the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceedings with respect to the Issuer or all or substantially all of its property and the decree or order remains in force for 60 days, then each Noteholder, at its option, may give written notice ("Default Notice") to the Issuer and the Agent declaring that any Subordinated Notes held by such Noteholder and all interest then accrued thereon (if applicable) are due and payable immediately upon the date written notice thereof is received by the Issuer, and unless all such defaults shall have been cured by the Issuer or waived prior to receipt of such written notice, the Subordinated Notes together with interest (if any) accrued thereon shall become and be due and payable 7 days after receipt by the Issuer of such Default Notice.

However, any acceleration of a Subordinated Note's maturity is subject to the FDIC's authority to prevent any such acceleration under the Federal Deposit Insurance Act. Moreover, no payment on a Subordinated Note may be made before its scheduled maturity without the prior approval of the Federal Reserve Bank of Chicago. The amount payable in respect of the Subordinated Notes upon an Event of Default shall be an amount equal to 100% of their principal amount, any Additional Amounts and all unpaid interest accrued to such date.

9. Prescription

Claims in respect of principal and interest shall be prescribed and become void unless presentation for payment is made as required by Condition 6 within a period of 10 years in the case of principal and five years in the case of interest from the appropriate Relevant Date.

10. Consolidation and Merger

(A) The Issuer may consolidate with or merge into any other corporation, banking association or other legal entity or sell, convey, transfer or lease the property of the Issuer as an entirety or substantially as an entirety if and only if: (i) any successor or purchaser is organised under the laws of the United States of America or any state thereunder or the District of Columbia; (ii) any such successor or purchaser expressly assumes the due and punctual payment of the principal of, premium, if any, and interest (including Additional Amounts) on the Subordinated Notes; and (iii) immediately after such consolidation, merger, sale or conveyance, such successor or purchaser is not in default in the performance or observance of any of the terms, covenants and conditions of the Subordinated Notes or the Agency Agreement to be observed or performed by the Issuer.

(B) Upon any merger, consolidation, sale or conveyance as provided in paragraph (A) above, the successor or purchaser shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Issuer under the Subordinated Notes and Agency Agreement, with the same effect as if the successor or purchaser had been named as the Issuer therein and herein and the Issuer shall be released from its liability as obligor under the Subordinated Notes and Agency Agreement.

11. Replacement of Notes

If any Note is lost, stolen, mutilated, defaced or destroyed it may be replaced at the Specified Office of the Agent subject to all applicable laws, regulations and stock exchange or other relevant authority requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may require (provided that the requirement is reasonable in the light of prevailing market practice). Mutilated or defaced Subordinated Notes must be surrendered before replacements will be issued.

12. Meetings of Noteholders and Modifications

(A) Meetings of Noteholders

The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Agency Agreement insofar as it relates to the Subordinated Notes. Such a meeting may be convened by Noteholders holding not less than 10% in principal amount of the Subordinated Notes for the time being outstanding. The quorum for any meeting to consider an Extraordinary Resolution other than one relating to a Reserved Matter (as defined below) will be two or more persons holding or representing a clear majority in principal amount of the Subordinated Notes for the time being outstanding, or at any adjourned meeting two or more persons holding or representing Noteholders whatever the principal amount of the Subordinated Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (each a "Reserved Matter") (i) to change any date fixed for payment of principal or interest in respect of the Subordinated Notes, to reduce the amount of principal or interest payable on any date in respect of the Subordinated Notes or to alter the method of calculating the amount of any payment in respect of the Subordinated Notes on redemption or maturity or the date for any such payment; (ii) to effect the exchange or substitution of the Subordinated Notes for, or the conversion of the Subordinated Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed; (iii) to change the currency in which amounts due in respect of the Subordinated Notes are payable; (iv) to change the quorum required at any meeting or the majority required to pass an Extraordinary Resolution; or (v) to change or modify any of the preceding Reserved Matters, in which case the necessary quorum will be two or more persons holding or representing not less than 75%, or at any adjourned meeting not less than 25%, in principal amount of the Subordinated Notes for the time being outstanding. An "Extraordinary Resolution" is defined in the Agency Agreement to mean a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority of at least 75% of the votes cast. A written resolution of holders of not less than 90% in principal amount of the Subordinated Notes for the time being outstanding shall take effect as an Extraordinary Resolution for all purposes. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present or represented at the meeting at which such resolution was passed).

(B) Modification and Waiver

The Agent may agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of the Agency Agreement which is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as provided in (A)

above), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Agency Agreement which is in the opinion of the Agent not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and, if the Agent so requires, notice of such modification shall be mailed to the Noteholders as soon as practicable.

(C) Modification of Agency Agreement

The Issuer only shall permit modification of, or any waiver or authorisation of any breach, or proposed breach of or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders.

13. The Agent

In acting under the Agency Agreement and in connection with the Subordinated Notes, the Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with the owner or holder of any Subordinated Note appertaining thereto, except that any funds held by the Agent for payment of principal of or interest on, or Additional Amounts with respect to, any Subordinated Note shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of the Agent under the Agency Agreement, reference is made to the Agency Agreement, and the obligations of the Agent to the holders of the Subordinated Notes are subject to such immunities and rights.

14. Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further securities having the same terms and conditions as the Subordinated Notes in all respects (or in all respects except for the first payment of interest on them) so that such further issue shall be consolidated and form a single series with the outstanding Subordinated Notes. References in these Conditions to the Subordinated Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Subordinated Notes.

Any further securities forming a single series with the then outstanding Subordinated Notes issued under the Agency Agreement or any amendment to it shall, and any other securities may (with the consent of the Agent), be issued pursuant to the Agency Agreement as so amended.

15. Notices

Notices to holders of Subordinated Notes will be valid if published in a leading newspaper having general circulation in London (which is expected to be the Financial Times) and (so long as the Subordinated Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require) in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication shall not be practicable, in an English language newspaper of general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Each Noteholder (which term shall include any person to whom title to any Subordinated Notes has been lawfully transferred or transmitted in accordance herewith) agrees, by its acceptance of the Subordinated Notes, to be bound by the obligations expressed under these Conditions to be binding on it.

16. Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Subordinated Notes under the Contracts (Rights of Third Parties) Act 1999.

17. Governing Law and Jurisdiction

The Subordinated Notes are governed by, and shall be construed in accordance with, the laws of England and Wales provided, however that Condition 3 (Status) shall be governed by the laws of the State of Illinois.

The Issuer irrevocably agrees for the benefit of each Noteholder that courts of England shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Agency Agreement, the Subordinated Notes and/or the coupons and that, accordingly, any suit, action or proceedings arising out of or in connection therewith (together referred to as "Proceedings") may be brought in such courts.

The Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of venue of any such Proceedings in any such court and any claim that any such Proceedings have been brought in an inconvenient forum and hereby irrevocably agrees that a judgment in any such Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction pursuant to any Proceedings in such other jurisdiction.

Nothing contained in this Condition 17 shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Mayer, Brown, Rowe & Maw LLP, 11 Pilgrim Street, London EC4V 6RW, acting as the Issuer's agent for service of process in England. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall forthwith appoint a further person in England to accept service of process on its behalf and deliver to the Agent a copy of the new agent's acceptance of such appointment within 15 days. Nothing in this Condition 17 shall affect the right of any Agent to serve process in any other manner permitted by law. This Condition applies to Proceedings in England and to Proceedings elsewhere.

SCHEDULE 5

PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1.	DEFINITIONS

In this Agreement and the Conditions, the following expressions have the following meanings:

"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)	certifying that certain specified Notes (the "deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer;

(b)	certifying that the depositor of each deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)	listing the total number and (if in definitive form) the certificate numbers of the deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the deposited Notes in accordance with such instructions;

"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of at least 75 per cent. of the votes cast;

"Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

1

"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

"Reserved Matter" means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)	to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

2

"Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;

"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)	that certain specified Notes (the "deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Notes;

"Written Resolution" means a resolution in writing signed by or on behalf of holders of not less than 90 per cent. in principal amount of the Notes for the time being outstanding, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

"24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

"48 hours" means 2 consecutive periods of 24 hours.

2.	ISSUE OF VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	REFERENCES TO DEPOSIT/RELEASE OF NOTES

Where Notes are represented by the Temporary Global Note and/or the Permanent Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

3

4.	VALIDITY OF BLOCK VOTING INSTRUCTIONS

A Block Voting Instruction shall be valid only if it is deposited at the Specified Office of the Agent, or at some other place approved by the Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Agent requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	CONVENING OF MEETING

The Issuer may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

6.	NOTICE

At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer). The notice shall set out the full text of any resolutions to be proposed and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	CHAIRMAN

An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	QUORUM

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Temporary Global Note and/or the Permanent Global Note, a single Proxy representing the holder thereof shall be deemed to be two Voters for the purpose of forming a quorum.

9.	ADJOURNMENT FOR WANT OF QUORUM

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

4

(b)	in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer) so decides; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	ADJOURNED MEETING

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	NOTICE FOLLOWING ADJOURNMENT

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	PARTICIPATION

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Agent;

(c)	the financial advisers of the Issuer;

(d)	the legal counsel to the Issuer and the Agent; and

(e)	any other person approved by the Meeting.

13.	SHOW OF HANDS

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

5

14.	POLL

A demand for a poll shall be valid if it is made by the Chairman, the Issuer or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	VOTES

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each Sterling 50,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16.	VALIDITY OF VOTES BY PROXIES

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.

17.	POWERS

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

6

(c)	to approve any proposal by the Issuer for any modification of any provision of the Deed of Covenant or any arrangement in respect of the obligations of the Issuer thereunder;

(d)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes and the Deed of Covenant;

(e)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or the Deed of Covenant or any act or omission which might otherwise constitute an event of default under the Notes;

(f)	to authorise the Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(g)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

(h)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

An Extraordinary Resolution shall be binding upon all Noteholders and holders of Coupons whether or not present at such Meeting and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.

19.	MINUTES

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	WRITTEN RESOLUTION

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

7

SCHEDULE 6

SPECIFIED OFFICES OF THE PAYING AGENTS

The Agent:

Address:	Kredietbank S.A. Luxembourgeoise
43 Boulevard Royal
L 2955 Luxembourg

Facsimile no:	+ 352 47 97 73907

For the attention of:	The B.O. Emissions/Fiscal Agencies

The other Paying Agents:

Address:	Kredietbank S.A. Luxembourgeoise
43 Boulevard Royal
L 2955 Luxembourg

Facsimile no:	+ 352 47 97 73907

For the attention of:	The B.O. Emissions/Fiscal Agencies

Address:	Brown Shipley & Co. Limited
Founders Court, Lothbury
London EC2R 7HE
United Kingdom

Facsimile no:	+ 44 207 796 3045

For the attention of:	Operations Department

8

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it below after the Schedules.

The Issuer

SIGNED by Duane S. Rocheleau, duly authorised for and on behalf of THE NORTHERN TRUST COMPANY	)Duane S. Rocheleau ) )

The Agent

SIGNED by Jean-Paul Dekerk, Head of

Corporate Banking and International

Loans, and Marc Pedretti, Head of

Corporate Trusts and Agencies, duly

authorised for and on behalf of

KREDIETBANK S.A.

LUXEMBOURGOISE

)Jean-Paul Dekerk )Marc Pedretti )

S-

The other Paying Agents

SIGNED by Jean-Paul Dekerk, Head of

Corporate Banking and International

Loans, and Marc Pedretti, Head of

Corporate Trusts and Agencies, duly

authorised for and on behalf of

KREDIETBANK S.A.

LUXEMBOURGOISE

) Jean-Paul Dekerk )Marc Pedretti )

SIGNED by Jean-Paul Dekerk, and Marc Pedretti, Directors, duly authorised for and on behalf of BROWN SHIPLEY & CO LIMITED	) Jean-Paul Dekerk )Marc Pedretti )

S-